UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PDC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PDC ENERGY, INC.

1099 18th Street, Suite 1500

Denver, Colorado 80202

(303) 860-5800

April 12, 2023

Dear Stockholder of PDC Energy, Inc.:

You are cordially invited to attend the 2023 Annual Stockholders’ Meeting of PDC Energy, Inc. to be held via virtual web conference at www.virtualshareholdermeeting.com/PDCE2023 on May 24, 2023, at 1:00 p.m. Mountain Time (the “Annual Meeting”).

The accompanying Notice of Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the Annual Meeting. The Annual Meeting will cover only the business contained in the Proxy Statement.

We hope you will join us at the Annual Meeting online. Your vote is important this year regardless of the number of shares you own. We value your opinion and encourage you to participate by voting your proxy card. Whether or not you plan to virtually attend, it is important that your shares be represented at the Annual Meeting. You may vote your shares by using the telephone or Internet voting options described in the attached Notice of Annual Meeting and proxy card. If you receive a proxy card by mail, you may cast your vote by completing, signing and returning it promptly. This will ensure that your shares are represented at the Annual Meeting even if you are unable to virtually attend.

Sincerely,

Barton R. Brookman President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

Wednesday, May 24, 2023

April 12, 2023

To the stockholders of PDC Energy, Inc.:

The 2023 Annual Meeting of PDC Energy, Inc. (the “Company”) will be held via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/PDCE2023 on May 24, 2023, at 1:00 p.m. Mountain Time. You will be able to attend the Annual Meeting online by visiting the website above, and, prior to the Annual meeting, you may submit questions to be answered at the Annual Meeting. You will also be able to vote your shares electronically at the Annual Meeting. The Annual Meeting will be held online only, and will be held for the following purposes:

●	To elect the seven Directors nominated by the Board and identified in the accompanying proxy statement, each for a term of one year (Proposal No. 1);
●	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal No. 2);
●	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 3);
●	To conduct an advisory vote on the frequency (every one, two or three years) of future advisory votes on the compensation of the Company’s Named Executive Officers (Proposal No. 4); and
●	To transact any other business that may properly come before the meeting and at any and all adjournments or postponements thereof.

The Board has fixed the close of business on March 29, 2023, as the record date for determining the stockholders having the right to receive notice of, to virtually attend and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal executive offices at 1099 18th Street, Suite 1500, Denver, CO 80202, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/PDCE2023 when you enter your control number. The presence virtually or by proxy of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to constitute a quorum.

If you are a record holder of shares, or an owner who owns shares in “street name” and obtains a “legal” proxy from your broker, bank, trustee or nominee, you may attend the Annual Meeting and vote your shares or revoke your prior voting instructions.

Regardless of the number of shares of our common stock that you own, your vote at this Annual Meeting will be very important. Thank you for your continued support, interest and investment in the Company.

By Order of the Board of Directors,

Nicole L. Martinet Senior Vice President, General Counsel and Secretary

PDC ENERGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 24, 2023

The accompanying proxy is being solicited by the Board of Directors (“Board”) of PDC Energy, Inc. (“PDC,” the “Company,” “we,” “us” or “our”) to be voted at the annual meeting of the stockholders of the Company (the “Annual Meeting”) to be held on May 24, 2023, at 1:00 p.m. Mountain Time and at any and all adjournments or postponements of the Annual Meeting, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. On or about April 12, 2023, we began mailing proxy materials to stockholders. For information on how to vote your shares, see the instructions included on the proxy card or instruction form described under “Information About Voting and the Meeting” herein.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITYOF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 24, 2023

The Notice of Annual Meeting, the Proxy Statement for the 2023 Annual Meeting, and the 2022 Annual Report, which is the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at www.proxyvote.com.

Virtual Meeting Admission

Stockholders of record as of March 29, 2023, will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/PDCE2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 1:00 p.m. Mountain Time on Wednesday, May 24, 2023. Online check-in will begin at 12:45 p.m. Mountain Time, and you should allow approximately 15 minutes for the online check-in procedures.

Voting

Whether or not you plan to virtually attend the Annual Meeting and regardless of the number of shares that you own, please cast your vote, at your earliest convenience, as instructed in the proxy card. Your vote is very important. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting even if you are unable to virtually attend. You may submit your vote by the Internet, telephone, mail or during the virtual Annual Meeting. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage, printing and proxy tabulation costs. We encourage all holders of record to vote in accordance with the instructions on the proxy card and/or voting instruction form prior to the Annual Meeting even if they plan on virtually attending the Annual Meeting. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the Annual Meeting should you decide to virtually attend.

ACRONYMS AND ABBREVIATIONS USED IN THIS PROXY

The following acronyms and abbreviations used in this Proxy Statement have the meanings set forth below:

“Adjusted FCF” means adjusted free cash flow for the relevant year.

“CD&A” means Compensation Discussion & Analysis

“CEO CAP” means compensation actually paid to the Company’s CEO for the relevant year.

“CEO” means Chief Executive Officer.

“CFO” means Chief Financial Officer.

“CRED” means Coloradoans for Responsible Energy Development.

“CROCI” means cash return on capital invested.

“CSR” means corporate social responsibility.

“DE&I” means diversity, equity, and inclusion.

“DJ Basin” means the Denver-Julesburg Basin.

“EHS” means environmental, health and safety.

“ESG&N Committee” meant the Company’s Environmental, Social, Governance and Nominating Committee.

“ESG” means environmental, social and governance.

“FCF” means adjusted free cash flow.

“G&A” means general and administrative expense.

“GAAP” means generally accepted accounting principles in the United States.

“GHG” means greenhouse gas.

“LOE” means lease operating expense.

“NEOs” means the Company’s Named Executive Officers.

“Non-CEO NEO CAP” means the average compensation actually paid to the Company’s non-CEO NEOs for the relevant year.

“NYSE” means the New York Stock Exchange.

“OGDP” means oil and gas development plan.

“OGMP 2.0” means Oil and Gas Methane Partnership.

“P&R” means plug and reclaim.

“PAC” means political action committee.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“PDC” means PDC Energy, Inc.

“PSU” means performance share unit.

“PVAR” means preventable vehicle accident rate.

“PwC” means PricewaterhouseCoopers LLP.

“RSU” means restricted stock unit.

“S&P 400 Index” means Standard & Poor’s Mid-Cap 400 index.

“SASB” means Sustainability Accounting Standards Board.

“SEC” means the United States Securities and Exchange Commission.

“SMT” means the Company’s Senior Management Team.

“SVP” means senior vice president.

“TCFD” means Taskforce on Climate-Related Financial Disclosure.

“TRIR” means total recordable injury rate.

“TSR” means total shareholder return.

“U.S.” means the United States of America.

“VOC” means volatile organic compounds.

“XOP” means State Street Global Advisors’ SDPR Oil & Gas Exploration & Production ETF.

PDC ENERGY, INC. - PROXY STATEMENT

PROXY STATEMENT SUMMARY

This Proxy Statement Summary highlights information contained elsewhere in this document.

Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

TIME AND DATE	PLACE	RECORD DATE
1:00 p.m. Mountain Time On Wednesday, May 24, 2023	Virtually at www.virtualshareholdermeeting.com/ PDCE2023	March 29, 2023

VOTING

Stockholders as of the record date are entitled to vote. To vote via the Internet, by telephone, mail or virtually at the Annual Meeting, please refer to the instructions on your proxy card in the postage paid envelope provided.

Voting Matters

BOARD RECOMMENDATION
1	PROPOSAL 1 Election of Seven Directors Elect seven Directors nominated by the Board, each for a term of one year.	FOR

2	PROPOSAL 2 Approve Executive Officer Compensation To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.	FOR

3

PROPOSAL 3 Ratify the Appointment of PricewaterhouseCoopers LLP

To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

FOR

4

PROPOSAL 4 Approve Frequency of Future Compensation Votes

To approve, on an advisory basis, the frequency (every one, two or three years) of future advisory votes on the compensation of the Company’s Named Executive Officers.

Every One Year

PDC ENERGY 2023 PROXY	1

PDC ENERGY, INC. - PROXY STATEMENT

PROPOSAL NO. 1—ELECTION OF Seven DIRECTORS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE seven DIRECTORS NOMINATED BY THE BOARD. PROPERLY SUBMITTED PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

You are asked to consider seven nominees for election to the Board. Each nominee would serve for a one-year term until the 2024 annual meeting of the stockholders of the Company and until his or her successor is duly elected and qualified.

The appointed proxies will vote your shares in accordance with your instructions on the proxy card and for the election of all of the Director nominees unless you withhold your authority to vote for one or more of them. The Board does not contemplate that any of the Director nominees will become unavailable for any reason; however, if any Director nominee is unable to stand for election, the Board may reduce the size of the Board or select a substitute. Your proxy cannot be voted for a person who is not named in this Proxy Statement as a candidate for Director or for a greater number of persons than the number of Director nominees named. The Directors will be elected by an affirmative vote of a plurality of the outstanding common shares. “Withhold votes” and broker non-votes will have no effect on the election of Directors.

BOARD OF DIRECTORS

As of the Annual Meeting, the composition of the Board is expected to be as follows:

YEAR THE
DIRECTOR JOINED
DIRECTORS	THE BOARD
Barton R. Brookman	2015
Pamela R. Butcher	2022
Mark E. Ellis	2017
Paul J. Korus	2020
Lynn A. Peterson	2020
Carlos A. Sabater	2021
Diana L. Sands	2021

All of the Director nominees will be standing for election to serve a one-year term (the Company does not have a staggered Board; all of the Company’s Directors serve one-year terms and stand for election on an annual basis). The Board, based on the recommendation of the Environmental, Social, Governance and Nominating Committee (the “ESG&N Committee”), has recommended Mr. Brookman, Ms. Butcher, Mr. Ellis, Mr. Korus, Mr. Peterson, Mr. Sabater and Ms. Sands for re-election. All of the Director nominees are current members of the Board.

2	PDC ENERGY 2023 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

Summary of Director Nominee Qualifications and Diversity

Our Director nominees have a broad diversity of experience and a wide variety of qualifications, skills, and diverse characteristics that strengthen their ability to carry out their oversight role on behalf of our stockholders. The following matrices highlight key skills, qualifications, and diverse characteristics our Director nominees bring to the Board. More details on each Director nominee’s qualifications, skills and expertise are included in the Director nominee biographies on the following pages.

Director Skills Matrix

Director Nominees	Brookman	Butcher	Ellis	Korus	Peterson	Sabater	Sands
Key Skills & Experience							
Public Company Director (other than PDC)		•	•	•	•	•	•
Executive Leadership	•	•	•	•	•	•	•
Industry Background (Upstream E&P)	•		•	•	•		
Financial Literacy/Accounting	•	•	•	•	•	•	•
Environmental, Social & Governance	•	•	•	•	•	•	•
Climate Skills	•	•			•		
Diversity, Equity & Inclusion Skills	•	•		•	•	•	•
Risk Management	•	•	•	•	•	•	•
Operations	•	•	•		•		
Finance/Capital Markets	•	•	•	•	•	•	•
Government, Legal or Regulatory	•	•	•		•		•
Human Capital Management/Executive Compensation	•	•	•	•	•	•	•
Commercial Marketing/Midstream	•		•		•		
Mergers, Divestitures & Acquisitions	•	•	•	•	•	•	•
Technology/Innovation		•		•			•
Reserves	•		•		•

Director Diversity Matrix

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	2	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

PDC ENERGY 2023 PROXY	3

PDC ENERGY, INC. - PROXY STATEMENT

NAME, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND OTHER DIRECTORSHIPS

BARTON R. BROOKMAN DIRECTOR President and Chief Executive Officer Age: 60 Committees: • None

Background

Mr. Brookman, the Company’s President and Chief Executive Officer (“CEO”), joined the Board in January 2015, simultaneously with his appointment as the Company’s CEO. Mr. Brookman joined the Company in July 2005 as Senior Vice President—Exploration and Production; he was appointed to the position of Executive Vice President and Chief Operating Officer in June 2013 and then served as President and Chief Operating Officer from June 2014 through December 2014. Prior to joining PDC, Mr. Brookman worked for Patina Oil and Gas and its predecessor Snyder Oil from 1988 until 2005 in a series of operational and technical positions of increasing responsibility, ending his service at Patina as Vice President of Operations.

Education

B.S. in Petroleum Engineering from the Colorado School of Mines

M.S. in Finance from the University of Colorado

Experience

The Board has concluded that in addition to his role as CEO of the Company, Mr. Brookman is qualified to serve as a Director due to, among other things, his many years of oil and gas industry executive management experience, his active involvement in industry groups and his knowledge of current developments and best practices in the industry.

Skills

	● Executive Leadership ● Industry Background (Upstream E&P) ● Financial Literacy/Accounting ● Environmental, Social & Governance ● Climate Skills ● Diversity, Equity & Inclusion Skills ● Risk Management	● Operations ● Finance/Capital Markets ● Government, Legal or Regulatory ● Human Capital Management/Executive Compensation ● Commercial Marketing/Midstream ● Mergers, Divestitures & Acquisitions ● Reserves

4	PDC ENERGY 2023 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

55 Audit • Environmental, Social, Governance and Nominating

Reporting to Boeing’s CEO and the audit committee, Ms. Sands oversaw a diverse team including corporate audit, ethics and investigations, compliance risk management, security, and internal services. During her 20-year career at Boeing, Ms. Sands served in several financial and governance roles with increasing responsibility, including Director of Corporate Treasury, Vice President Investor Relations, Financial Planning & Analysis, and Corporate Controller. Prior to Boeing, Ms. Sands served in finance roles at General Motors Corporation and Ameritech Communications, Inc., among others. Ms. Sands currently serves on the boards of SP Plus Corporation and National Philanthropic Trust, and is Chair for Start Early, a non-profit champion for quality early learning.

Business Administration from University of Michigan and an M.B.A. from the Kellogg School of Management at Northwestern University.

Pamela R. Butcher DIRECTOR Age: 65 Committees: • Compensation • Environmental, Social, Governance and Nominating

Background

Ms. Butcher joined the Board in February of 2022. She serves as an independent director on the Boards of Pilot Chemical Corp. and J.M. Huber Corporation, serving also on J.M. Huber Corporation’s Corporate Governance and Nominating and Compensation Committee and the Human Capital Committees of J.M. Huber Corporation and Pilot Chemical Corp. Ms. Butcher previously served as a director of Trecora Resources from November 2016 until its acquisition by Balmoral Funds, LLC in June 2022, and as a director of Gruden Topco Holdings, LP/Quality Distribution, Inc. From 2010 to 2021, she served as President and COO, then CEO and President, of Pilot Chemical Corp., delivering significant revenue and profit growth along with five accretive acquisitions. Prior to joining Pilot, she worked 29 years for The Dow Chemical Company (now Dow Inc.) where she held a variety of executive leadership positions including Business Vice President of Specialty Chemicals, Vice President of Corporate Marketing and Sales and Vice President and General Manager of Adhesives and Sealants. She was a distinguished recipient of Dow's Genesis Award for people excellence, which is Dow's highest recognition for people leadership. Previously, she also served on the board of trustees for the Chemical Educational Foundation, as a member of the US Bank Advisory Group and on the Boards of the American Cleaning Institute, the Ohio Manufacturers' Association and numerous community organizations.

Education

Bachelor’s in Agronomy from Purdue University

Master of Science from Purdue University

Experience

The Board has concluded that Ms. Butcher is qualified to serve as a Director because of, among other things, her extensive public and private company executive, leadership, and board experience.

Skills

	● Public Company Director (other than PDC) ● Executive Leadership ● Financial Literacy/Accounting ● Environmental, Social & Governance ● Climate Skills ● Diversity, Equity & Inclusion Skills ● Risk Management	● Operations ● Finance/Capital Markets ● Government, Legal or Regulatory ● Human Capital Management/Executive Compensation ● Mergers, Divestitures & Acquisitions ● Technology/Innovation

PDC ENERGY 2023 PROXY	5

PDC ENERGY, INC. - PROXY STATEMENT

MARK E. ELLIS DIRECTOR (Non-Executive Chairman) Age: 66 Committees: • Compensation

Background

Mr. Ellis joined the Board in August 2017 and was appointed Non-Executive Chairman of the Board in February 2020. He served as a director and President and Chief Executive Officer of Linn Energy, Inc., the reorganized successor to Linn Energy, LLC (“LINN”), which filed for bankruptcy in the federal bankruptcy court, Southern District of Texas, in May 2016. From January 2010 until his retirement from LINN in August 2018, Mr. Ellis was the President and Chief Executive Officer and a director of LINN. From 2012 until August 2018, Mr. Ellis also served as Chairman of LINN’s board of directors. Prior to joining LINN in 2006, Mr. Ellis served in varying roles of increasing responsibility for Burlington Resources and ConocoPhillips.

Education

B.S. in Petroleum Engineering from Texas A&M University

Experience

The Board has concluded that Mr. Ellis is qualified to serve as a Director because his service as the chief executive officer and director of another public energy company provides extensive oil and gas industry knowledge and executive management experience.

Skills

	● Public Company Director (other than PDC) ● Executive Leadership ● Industry Background (Upstream E&P) ● Financial Literacy/Accounting ● Environmental, Social & Governance ● Risk Management ● Operations	● Finance/Capital Markets ● Government, Legal or Regulatory ● Human Capital Management/Executive Compensation ● Commercial Marketing/Midstream ● Mergers, Divestitures & Acquisitions ● Reserves

6	PDC ENERGY 2023 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

55 Audit • Environmental, Social, Governance and Nominating

Reporting to Boeing’s CEO and the audit committee, Ms. Sands oversaw a diverse team including corporate audit, ethics and investigations, compliance risk management, security, and internal services. During her 20-year career at Boeing, Ms. Sands served in several financial and governance roles with increasing responsibility, including Director of Corporate Treasury, Vice President Investor Relations, Financial Planning & Analysis, and Corporate Controller. Prior to Boeing, Ms. Sands served in finance roles at General Motors Corporation and Ameritech Communications, Inc., among others. Ms. Sands currently serves on the boards of SP Plus Corporation and National Philanthropic Trust, and is Chair for Start Early, a non-profit champion for quality early learning.

Business Administration from University of Michigan and an M.B.A. from the Kellogg School of Management at Northwestern University.

PAUL J. KORUS DIRECTOR Age: 66 Committees: • Audit (Chair) • Environmental, Social, Governance and Nominating

Background

Mr. Korus joined the Board in January 2020 in connection with the closing of the Company’s merger with SRC Energy Inc. (“SRC”). He has served as a Director of Chord Energy Corporation (“Chord”) since July 2022.  Prior to that, Mr. Korus served as a director of Whiting Petroleum Corporation until its merger with Oasis Petroleum, Inc. in July 2022, forming Chord. He also formerly served as a director of Crestwood Equity Partners LP from July to September 2022, a director of SRC from June 2016 until January 2020, a director of Antero Midstream Partners LP from January until March 2019, and a director of Antero Resources Corporation from December 2018 to June 2021.  Mr. Korus was previously the Senior Vice President and Chief Financial Officer of Cimarex Energy Co. from September 2002 until his retirement in 2015, and held the same positions with its predecessor, Key Production Company, from 1999 through 2002.  His previous experience also includes approximately five years as an oil and gas research analyst at an investment banking firm. He began his oil and gas career in 1982 with APA Corporation where he held positions in corporate planning, information technology and investor relations. Mr. Korus is a former CPA and is a member of the University of North Dakota Accounting Hall of Fame.

From 2011 to 2019, Mr. Korus served on the UND College of Business and Public Administration Alumni Advisory Council and was its chairperson from 2017 to 2019. He is also a member of UND’s Strategic Planning and Campaign Committees.

Education

B.S. in Economics from the University of North Dakota

M.S. in Accounting from the University of North Dakota

Experience

The Board has concluded that Mr. Korus is qualified to serve as a Director because of his service as an officer and director of other public energy companies, providing for extensive oil and gas industry executive and board experience. He also brings strong financial and accounting expertise based on his experience as a former chief financial officer of a public company.

Skills

	● Public Company Director (other than PDC) ● Executive Leadership ● Industry Background (Upstream E&P) ● Financial Literacy/Accounting ● Environmental, Social & Governance ● Diversity, Equity & Inclusion Skills	● Risk Management ● Finance/Capital Markets ● Human Capital Management/Executive Compensation ● Mergers, Divestitures & Acquisitions ● Technology/Innovation

PDC ENERGY 2023 PROXY	7

PDC ENERGY, INC. - PROXY STATEMENT

55 Audit • Environmental, Social, Governance and Nominating

Reporting to Boeing’s CEO and the audit committee, Ms. Sands oversaw a diverse team including corporate audit, ethics and investigations, compliance risk management, security, and internal services. During her 20-year career at Boeing, Ms. Sands served in several financial and governance roles with increasing responsibility, including Director of Corporate Treasury, Vice President Investor Relations, Financial Planning & Analysis, and Corporate Controller. Prior to Boeing, Ms. Sands served in finance roles at General Motors Corporation and Ameritech Communications, Inc., among others. Ms. Sands currently serves on the boards of SP Plus Corporation and National Philanthropic Trust, and is Chair for Start Early, a non-profit champion for quality early learning.

Business Administration from University of Michigan and an M.B.A. from the Kellogg School of Management at Northwestern University.

LYNN A. PETERSON(1) DIRECTOR Age: 70 Committees: • None

Background

Mr. Peterson joined the Board in January 2020 in connection with the closing of the Company’s merger with SRC. Mr. Peterson was appointed Executive Chair of Chord in July 2022 upon the closing of the merger between Whiting Petroleum Corporation (“Whiting”) and Oasis Petroleum Inc. Mr. Peterson has been a member of the board of directors of Denbury Resources Inc. since May 2017.

He was Chief Executive Officer of Whiting from October 2020 until July 2022. He was the Chairman of the Board, Chief Executive Officer and President of SRC from May 2015 until January 2020. He was a co-founder of Kodiak Oil & Gas Corporation (“Kodiak”), and served on Kodiak’s board from 2001-2014 and as its President and Chief Executive Officer from 2002-2014. Mr. Peterson has over 40 years of industry experience.

Education

B.S. in Accounting from University of Northern Colorado

Experience

The Board has concluded that Mr. Peterson is qualified to serve as a Director because of his extensive oil and gas industry and leadership experience. Mr. Peterson’s experience as a chief executive officer and service as director of other public energy companies provide valuable understanding of management processes and strategy of oil and gas companies.

Skills

●
Public Company Director (other than PDC)
●
Executive Leadership
●
Industry Background (Upstream E&P)
●
Financial Literacy/Accounting
●
Environmental, Social & Governance
●
Climate Skills
●
Diversity, Equity & Inclusion Skills
●
Risk Management
● Operations ● Finance/Capital Markets ● Government, Legal or Regulatory ● Human Capital Management/Executive Compensation ● Commercial Marketing/Midstream ● Mergers, Divestitures & Acquisitions ● Reserves

(1)Director Overboarding. Mr. Peterson currently serves as Executive Chair of Chord Energy (NASDAQ: CHRD), and also as an outside director on each of the Boards of PDC and Denbury Resources Inc. (NYSE: DEN), for a total of three total public company boards. PDC routinely evaluates any potential conflicts of interests of our Board members, including employment and other directorships, and has determined that no conflicts exist with respect to Mr. Peterson’s positions with PDC, Chord and Denbury. Mr. Peterson is also in compliance with PDC’s internal over-boarding policy (no more than two public company boards beyond PDC). While Mr. Peterson serves as Executive Chair of Chord, he is not involved in the day-to-day aspects of the business, and instead provides a high level oversight role to the CEO and management team as needed. For PDC, Mr. Peterson is a highly engaged and committed Board member and actively participates in all PDC Board matters and brings valuable experience to the Board.

8	PDC ENERGY 2023 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

	● ● ● ● ● ● ●	● ● ● ● ● ●
CARLOS A. SABATER DIRECTOR Age: 64 Committees: • Audit • Compensation (Chair)

Background

Mr. Sabater joined the Board in May 2021. He is an accomplished global business executive and certified public accountant with nearly 40 years of leadership, corporate governance, accounting and financial reporting experience. Mr. Sabater also serves on the boards of KBR, Inc., where he is a member of the Audit Committee and Nominating and Corporate Governance Committee, and Pool Corporation, where he is a member of the Audit and Compensation Committees. During his extensive career at Deloitte Touche Tohmatsu Limited (“Deloitte”), he served in various senior leadership and operational roles, including CEO for both the U.S. and global audit practices and was the managing partner for all of Deloitte’s businesses across North and South America. Mr. Sabater led various risk, governance, audit, finance, compensation and global committees during his service as an elected board member for the Deloitte firms in the U.S., Mexico, Central and Latin America, the Caribbean and Bermuda. Mr. Sabater was born in Cuba, having immigrated to the U.S. as a child, and is fluent in Spanish.

Education

B.B.A. in Accounting and Finance from Florida International University

Experience

The Board has concluded that Mr. Sabater is qualified to serve as a Director because of, among other things, his extensive leadership, executive and board service and experience in audit, finance, risk and governance matters for public companies.

Skills

	● Public Company Director (other than PDC) ● Executive Leadership ● Financial Literacy/Accounting ● Environmental, Social & Governance ● Diversity, Equity & Inclusion Skills	● Risk Management ● Finance/Capital Markets ● Human Capital Management/Executive Compensation ● Mergers, Divestitures & Acquisitions

PDC ENERGY 2023 PROXY	9

PDC ENERGY, INC. - PROXY STATEMENT

55

Reporting to Boeing’s CEO and the audit committee, Ms. Sands oversaw a diverse team including corporate audit, ethics and investigations, compliance risk management, security, and internal services. During her 20-year career at Boeing, Ms. Sands served in several financial and governance roles with increasing responsibility, including Director of Corporate Treasury, Vice President Investor Relations, Financial Planning & Analysis, and Corporate Controller. Prior to Boeing, Ms. Sands served in finance roles at General Motors Corporation and Ameritech Communications, Inc., among others. Ms. Sands currently serves on the boards of SP Plus Corporation and National Philanthropic Trust, and is Chair for Start Early, a non-profit champion for quality early learning.

Business Administration from University of Michigan and an M.B.A. from the Kellogg School of Management at Northwestern University.

DIANA L. SANDS DIRECTOR Age: 57 Committees: • Audit • Environmental, Social, Governance and Nominating (Chair)

Background

Ms. Sands joined the Board in February 2021. She brings over 30 years of business experience across multiple industries and disciplines. Ms. Sands currently serves on the boards of SP Plus Corporation and VMO Aircraft Leasing. She retired in 2020 from the Boeing Company (“Boeing”) as Executive Officer and Senior Vice President, Office of Internal Governance and Administration, a role she held beginning in 2016. Reporting to Boeing’s CEO and the audit committee, Ms. Sands oversaw a diverse team including corporate audit, ethics and investigations, compliance risk management, security, and internal services. During her nearly 20-year career at Boeing, Ms. Sands served in several financial and governance roles with increasing responsibility, including Director of Corporate Treasury, Vice President Investor Relations, Financial Planning & Analysis, and Corporate Controller. Prior to Boeing, she served in finance roles at General Motors Corporation and Ameritech Communications, Inc., among others. Ms. Sands is dedicated to philanthropic efforts and currently serves on the board of National Philanthropic Trust, and is Chair of Start Early, a non-profit champion for quality early learning.

Education

Bachelor of Business Administration from University of Michigan

M.B.A. from the Kellogg School of Management at Northwestern University

Experience

The Board has concluded that Ms. Sands is qualified to serve as a Director because, among other things, she has extensive executive finance and governance experience in large public companies, allowing her to contribute broad financial, audit and compliance expertise to the Board.

Skills

	● Public Company Director (other than PDC) ● Executive Leadership ● Financial Literacy/Accounting ● Environmental, Social & Governance ● Diversity, Equity & Inclusion Skills ● Risk Management	● Finance/Capital Markets ● Government, Legal or Regulatory ● Human Capital Management/Executive Compensation ● Mergers, Divestitures & Acquisitions ● Technology/Innovation

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DIRECTOR COMPENSATION

We compensate Directors with a combination of cash and equity-based incentives to attract and retain qualified candidates to serve on our Board and to align Directors’ interests with those of our stockholders. In determining how to compensate our Directors, we consider the significant amount of time they spend fulfilling their duties, as well as the competitive market for skilled directors. Cash retainers are paid quarterly. No compensation is paid to our CEO for his service on the Board.

Compensation for our non-employee Directors (“Non-Employee Directors”) is reviewed annually by the Compensation Committee and is approved by the Board. The Compensation Committee uses its independent compensation consultant to conduct this annual review, which includes board and committee retainers, meeting fees and equity-based awards using the same peer group used to determine executive compensation. See “Compensation Policies and Practices” and “Role of Independent Compensation Consultant” in the Compensation Discussion and Analysis section of this Proxy Statement. Based on its review for 2022, the Compensation Committee generally recommended minimal changes from the 2021 structure, maintaining the equity and cash compensation amounts for Directors but removing the Audit Committee member retainer fee (previously $10,000). This change fosters consistency across committees, as non-chair members of other committees did not receive a separate retainer fee.

CASH COMPENSATION

Annual Board and Committee Retainers

Each Non-Employee Director receives an annual cash retainer for service on the Board, which covers attendance at all Board and committee meetings. In addition, Non-Employee Directors receive an additional cash retainer for service as committee chairs to compensate them for the extra responsibilities associated with their roles, but no compensation is awarded for serving as a committee member. The 2022 Board and committee cash retainers are reflected in the following table.

	Member	Chair
	Retainer	Retainer
	($)	($)
Board	$85,000	$100,000
Audit Committee	—	20,000
Compensation Committee	—	15,000
ESG&N Committee	—	15,000

EQUITY COMPENSATION

On May 25, 2022, Mr. Ellis, the Non-Executive Chairman, was granted an equity award with an intended value of $215,000 in restricted stock units (“RSUs”) and the remaining Non-Employee Directors other than Ms. Butcher each received an equity award with an intended value of $180,000 in RSUs for their service on the Board. In May 2022, Ms. Butcher received a pro-rata grant with an intended value of $120,000 that, combined with her initial pro-rata grant in February 2022 with an intended value of $60,000, is intended to align her Director equity awards with the other non-Chairman Directors’ equity awards. The RSUs were granted under our 2010 Amended and Restated Long Term Equity Plan (the “2010 Equity Plan”), or the 2018 Long Term Equity Plan, as amended (the “2018 Equity Plan”), as applicable. The actual number of RSUs granted was determined based on the five-day average closing stock price ending the day prior to the date of grant. The RSUs vest on the one-year anniversary of the grant date (subject, generally, to the Director not resigning or being removed for cause prior to the vesting date).

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Compensation paid to the Non-Employee Directors for 2022 was as follows:

2022 DIRECTOR COMPENSATION

	Fees
	Earned
	or Paid	Stock
	in Cash(1)	Awards(2)(3)	Total
Name	($)	($)	($)
Pamela R. Butcher	$77,917	$188,054	$265,971
Mark E. Ellis	191,016	225,671	416,687
Paul J. Korus	108,984	188,921	297,905
David C. Parke(4)	55,000	—	55,000
Lynn A. Peterson	85,000	188,921	273,921
Carlos A. Sabater	98,008	188,921	286,929
Diana L. Sands	98,008	188,921	286,929
(1)	Includes annual Board retainer, committee chair retainers and the retainer for the Non-Executive Chairman of the Board.
(2)	Represents RSUs granted to our Non-Employee Directors and each RSU award includes the right to receive dividend equivalent amounts. The amounts reported in this table reflect the grant date fair value of the RSUs computed in accordance with FASB ASC Topic 718 based solely on the stock price on the date of grant. Such amounts differ slightly from the intended award amounts described above. Cash payments made to our Directors in 2022 for dividend equivalent rights that accumulated and vested on the 2021 RSU awards totaled $33,481; additionally, Mr. Peterson received a cash payment of $109,325 for dividend equivalent rights that accumulated and vested on a 2020 PSU award in connection with the SRC merger.
(3)	At December 31, 2022, the aggregate number of unvested RSUs outstanding for each Non-Employee Director were as follows: Ms. Butcher – 2,787; Mr. Ellis – 3,187; Mr. Korus – 2,668; Mr. Peterson – 2,668; Mr. Sabater – 2,668; Ms. Sands – 2,668.
(4)	Mr. Parke did not stand for re-election at the Company’s 2022 Annual Meeting. Compensation includes cash for service during 2022 and payment of dividend equivalent rights upon vesting of an RSU award.

DIRECTOR STOCK OWNERSHIP REQUIREMENTS AND PROHIBITION ON CERTAIN TRANSACTIONS

Under the Company’s Stock Ownership Guidelines, each Non-Employee Director is expected to hold shares of Company stock in an amount equal to at least five times his or her annual cash retainer ($425,000 for 2022). Compliance with ownership requirements is reviewed annually. Qualifying stock holdings include shares owned outright and unvested RSUs. Directors are expected to comply with the ownership guidelines within five years of their election to the Board. As of December 31, 2022, all of the Directors met or exceeded the ownership expectations under the guidelines, with the exception of Ms. Butcher who is still within her five-year compliance grace period. The Stock Ownership Guidelines can be reviewed on the Company’s website at www.pdce.com under “Corporate Governance.”

The Company’s Insider Trading Policy expressly prohibits Directors from short-term trading (purchasing and selling Company securities within a six-month period), short sales of Company securities, hedging or monetization transactions through financial instruments (such as prepaid variable forwards, equity swaps, collars and/or exchange funds), holding securities in margin accounts or pledging securities as collateral for loans, or engaging in other transactions that are intended to hedge against the economic risk of owning Company stock.

DIRECTOR QUALIFICATIONS AND SELECTION

The Board has adopted Director Nomination Procedures that describe the process the ESG&N Committee will use to evaluate nominees for election to the Board. The Director Nomination Procedures can be viewed

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on the Company’s website at www.pdce.com under “Corporate Governance.” The ESG&N Committee evaluates each candidate based on his or her level and range of experience and knowledge (industry-specific and general), skills, education, reputation, integrity, professional stature and diversity in terms of race, gender and ethnicity, as well as other factors that may be relevant depending on the particular candidate.

Additional factors considered by the ESG&N Committee include the size and composition of the Board at the time, and the benefit to the Company of a broad mixture of skills, experience and perspectives on the Board. The Director nomination process also includes consideration of the diversity provided by each candidate, and diversity is considered as part of the overall assessment of the Board’s functioning and needs. The ESG&N Committee also considers tenure and prioritizes continuous Board refreshment initiatives in the Director nomination process. One or more of these factors may be given more weight in a particular case at a particular time, although no single factor is viewed as determinative. The ESG&N Committee has not specified any minimum qualifications that it believes must be met by any particular nominee.

The ESG&N Committee has historically identified potential Director nominees primarily through recommendations made by independent third-party search firms. For example, Ms. Butcher’s 2022 appointment to the Board resulted from the engagement of Russell Reynolds Associates. The ESG&N Committee also considers recommendations made by Non-Employee Directors, employees, stockholders and others. All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Director Nomination Procedures.

STANDING COMMITTEES OF THE BOARD

BOARD MEETINGS AND ATTENDANCE

The Board has a standing Audit Committee, Compensation Committee and ESG&N Committee. Actions taken by these committees are reported to the Board at its next meeting. During 2022, each Director attended at least 75% of all meetings of the Board and committees of which he or she was a member. As specified in the Corporate Governance Guidelines, Directors are strongly encouraged, but not required, to attend the Annual Meeting. All of the Directors virtually attended the 2022 Annual Meeting held on May 25, 2022.

The Non-Employee Directors generally meet in “executive session” in connection with each regularly scheduled Board meeting—i.e., without Mr. Brookman, the Company’s President and CEO, or other members of management present. The Non-Executive Chairman of the Board chairs these sessions; however, the other Non-Employee Directors may, in the event of the Non-Executive Chairman's absence, select another Director to preside over the executive session.

The following table identifies the members of each committee of the Board and the chair of each committee, and the number of meetings held in 2022.

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2022 BOARD AND COMMITTEE MEMBERSHIPS

DIRECTORS	Board of Directors	Audit Committee	Compensation Committee	Environmental, Social, Governance and Nominating Committee
Barton R. Brookman
Pamela R. Butcher(1)
Mark E. Ellis
Paul J. Korus
David Parke(2)
Lynn A. Peterson
Carlos L. Sabater(3)
Diana A. Sands(4)
Number of Meetings Held	11	9	7	6

Chair	Member

(1)	On May 25, 2022, Ms. Butcher was appointed as a Member of the Compensation Committee (replacing Mr. Korus) and ESG&N Committee.
(2)	Mr. Parke did not stand for re-election at the Company’s 2022 Annual Meeting. As such, immediately prior to the May 25, 2022, Board Meeting, he stepped down as Chair of the Compensation Committee and from all other Committee assignments.
(3)	On May 25, 2022, Mr. Sabater was appointed as Chair of the Compensation Committee.
(4)	On May 25, 2022, Ms. Sands was appointed as Chair of the ESG&N Committee.

AUDIT COMMITTEE

The Audit Committee is composed entirely of persons whom the Board has determined to be independent under NASDAQ Listing Rule 5605(a)(2), Section 301 of the Sarbanes-Oxley Act of 2002, Section 10A(m)(3) of the Exchange Act and the relevant provisions of the Audit Committee Charter. The Board has adopted the Audit Committee Charter, which was most recently amended and restated on September 15, 2021, and is posted on the Company’s website at www.pdce.com under “Corporate Governance.” The Board has determined that all members of the Audit Committee qualify as “financial experts” as defined by Securities and Exchange Commission (“SEC”) regulations. The Company’s website materials are not incorporated by reference into this Proxy Statement.

Environmental, Social, Governance and NOMINATING COMMITTEE

In September 2021, the Board formalized Environmental, Social and Governance (“ESG”) oversight and accountability at the Board level by establishing the ESG&N Committee and amending and restating the committee’s charter to, among other things, include oversight of ESG matters. Members of the ESG&N

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Committee were selected primarily based on their previous Nominations & Governance Committee experience and also based on other relevant sustainability expertise and experience.

The ESG&N Committee receives quarterly updates on the Company’s ESG strategy, reporting, goals and initiatives from key internal ESG leadership, including the Company’s ESG executive sponsors – the General Counsel and SVP Operations – and members of PDC’s ESG Steering Committee. Committee members are asked for input and guidance on progress and path forward, leveraging their individual areas of expertise and experience. The ESG&N Committee is also significantly engaged in the Company’s ESG reporting process.

The Board has determined that all members of the ESG&N Committee are independent of the Company under NASDAQ Listing Rule 5605(a)(2). The Board has adopted an ESG&N Committee Charter, which was most recently amended and restated on September 15, 2021, and is posted on the Company’s website at www.pdce.com under “Corporate Governance.” The Company’s website materials are not incorporated by reference into this Proxy Statement.

COMPENSATION COMMITTEE

The Board has determined that all members of the Compensation Committee are independent of the Company under NASDAQ Listing Rules 5605(a)(2) and 5605(d)(2). The Board has adopted a Compensation Committee Charter, which was most recently amended and restated on December 7, 2022, and is posted on the Company’s website at www.pdce.com under “Corporate Governance.” The Company’s website materials are not incorporated by reference into this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K in 2022. During 2022, none of our executive officers served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or the Board.

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Summary of Committee Responsibilities

AUDIT COMMITTEE	COMPENSATION COMMITTEE	Environmental, Social, Governance and NOMINATING COMMITTEE

Responsibilities:

⦁  Monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

⦁  Monitors the independence of the independent registered public accounting firm;

⦁  Monitors and provides oversight with respect to Company enterprise risk and cybersecurity risks, and the Company’s processes, policies, and guidelines established to address such risks; and

⦁  Provides an avenue for communications among the independent registered public accounting firm, management and the Board.

Responsibilities:

⦁  Oversees the development of a compensation strategy for the Company’s Named Executive Officers;

⦁  Evaluates the performance of and establishes the compensation of the CEO;

⦁  Reviews and approves the elements of compensation for other senior executive officers of the Company;

⦁  Negotiates and approves the terms of employment and severance agreements with executive officers of the Company and approves all Company severance and change of control plans;

⦁  Reviews the Non-Employee Directors’ compensation and recommends to the Board any changes in such compensation;

⦁  Reviews and approves performance criteria and results for bonus and performance-based equity awards for senior executive officers and approves awards to those officers;

⦁  Recommends to the Board equity-based incentive plans necessary to implement the Company’s compensation strategy, approves equity grants under the plans and administers all equity-based incentive programs of the Company, which may include specific delegation to management to grant awards to non-executive officers;

⦁  Reviews and approves Company contributions to Company sponsored retirement plans; and

⦁  Recommend to the Board approval of creation or revision of any “clawback” policy allowing the Company to recoup compensation paid to employees when the Committee determines it is necessary or appropriate or as required by law or stock exchange rules.

Responsibilities:

⦁  Assists the Board by identifying and recruiting individuals qualified to become Board members and recommending nominees for election at the next annual meeting of stockholders or to fill any vacancies;

⦁  Recommends to the Board and oversees development of corporate governance and ethics policies applicable to the Company;

⦁  Oversees and makes recommendations with respect to the adequacy of the Company’s ESG policies and programs, compliance with ESG laws, and progress toward the Company’s achievement of ESG objectives, including diversity, equity, and inclusivity;

⦁  Leads the Board in its annual self-assessment of the Board’s and its committees’ performance and the Directors’ contributions;

⦁  Assists the Board in creating and maintaining an appropriate committee structure, and recommends to the Board the nominees for membership on, and Chair of, each committee, as well as the Non-Executive Chair position; and

⦁  Annually reviews succession plans for the Board, CEO and other senior executives, both for ordinary course and contingency planning succession circumstances; recommend to the Board any proposed updates.

BOARD LEADERSHIP STRUCTURE

Although the Board has no specific policy with respect to the separation of the offices of Chairman and CEO, the Board believes that our current leadership structure, under which Mr. Brookman serves as President and CEO and Mr. Ellis serves as Non-Executive Chairman of the Board, is the appropriate structure for our Board at this time. Since June 2011, the roles of Chairman and CEO have been held by separate individuals. We currently believe that it continues to be beneficial to have an independent, separate Chairman who has the responsibility of leading the Board, allowing the CEO to focus on leading the Company. We believe our CEO and Chairman have an excellent working relationship, which, given the separation of their positions, provides

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strong Board leadership while positioning our CEO as the leader of the Company in front of our employees and stockholders. The Board evaluates this separated structure at least annually.

STOCKHOLDER RECOMMENDATIONS

The ESG&N Committee will consider Director candidates recommended by stockholders of the Company on the same basis as those recommended by other sources. Any stockholder who wishes to recommend a prospective Director nominee should notify the ESG&N Committee by writing to the ESG&N Committee at the Company’s headquarters or by email to board@pdce.com. All recommendations will be reviewed by the ESG&N Committee. A submission recommending a nominee should include:

●	Sufficient biographical information to allow the ESG&N Committee to evaluate the potential nominee in light of the Director Nomination Procedures, including current employment and other public company directorships that may impact a nominee’s ability to meaningfully participate on PDC’s Board;
●	An indication as to whether the proposed nominee will meet the requirements for independence under NASDAQ and SEC guidelines;
●	Information concerning any relationships between the potential nominee and the stockholder recommending the potential nominee; and
●	An indication of the willingness of the proposed nominee to serve if nominated and elected.

STOCKHOLDER NOMINATIONS

Stockholders may nominate candidates for election to the Board. The Company’s Bylaws require that stockholders who wish to submit nominations for election to the Board at a meeting of stockholders follow certain procedures. See “Stockholder Nominations and Proposals—Advance Notice Procedures under the Company’s Bylaws” for a description of these procedures.

CORPORATE GOVERNANCE

GOVERNANCE HIGHLIGHTS

We believe that the Board has implemented a sound structure for the governance of the Company. Elements of this structure include:

●	Stockholder Engagement: On an annual basis, we conduct significant outreach to our stockholders to understand their views on various governance and other ESG matters. In 2022, we held in-person, telephonic or video meetings with stockholders representing approximately 50% of our outstanding common stock as of year-end 2022. Through this engagement, we aimed to understand our stockholders’ concerns and incorporate feedback, including perspectives around ESG, shareholder return frameworks, the Colorado regulatory environment, mergers and acquisitions activity and our operations. In response to stockholder feedback, the Board made a number of changes in 2021 and 2022 related to, among other things, Board refreshment, executive compensation and ESG initiatives. See below discussions on “Continuous Board Refreshment and Diversity”; “Environmental, Social and Governance”; “Investor Outreach and Engagement”; “Responsiveness to Stockholder Interests and Market Environment”; and “2023 Compensation Program and Board Changes” for further detail.
●	Continuous Board Refreshment and Diversity: Five of the Company’s seven Director nominees have been added to the Board since 2020, including two in 2020, two in 2021, and one

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in 2022, demonstrating commitment to continued refreshment. Further, three Directors are either female and/or self-identify as underrepresented minorities.
●	ESG Focus: We continue to prioritize our ESG strategic execution and transparency, as highlighted in our third annual Sustainability Report. A comprehensive overview of 2022 sustainability highlights and key 2023 initiatives can be found in the ESG section of this document.
●	Independent Board Leadership: Non-Executive Chairman Mark E. Ellis has decades of executive experience in the oil and gas industry and provides strong leadership of the Board and oversight of management.
●	Majority Independent Directors: Currently, six of our seven Director nominees are independent, and only independent Directors serve on our Board committees.
●	Strong Independent Oversight: The majority of the Company’s Director nominees have significant operating, financial, strategic and other relevant experience in the oil and gas industry or as former executives at public companies.
●	Share Ownership Requirement: Directors are required to hold a specified number of shares of our common stock with a transition period for new Directors.
●	Majority Voting Policy: Except in the case of a contested election, any Director who receives more “withhold” votes than votes in favor must tender his or her resignation for consideration by the Board.
●	Stockholder-called Special Meetings and Action by Consent: Stockholders that have 10% combined voting power have the right to call special stockholders’ meetings and stockholders can act by written consent.
●	No Poison Pill: The Company does not have a poison pill.
●	One Vote per Share: The Company does not have any super-voting shares.

Environmental, Social and Governance

PDC is committed to an effective, accountable and measurable ESG strategy focused on driving a cleaner, safer, and more socially responsible company. Our strategy prioritizes sustainable outcomes that improve our core business, and is overseen by our ESG&N Committee and supported by our full Board. Internally, our ESG Steering Committee is responsible for building and executing our ESG vision, with engagement and approval from our Senior Management Team (“SMT”). As a result of our dedicated strategy and committed Board and SMT, we made significant progress in 2022 in each of the areas of E, S and G, as highlighted below:

Environmental

●	Continue to improve our greenhouse gas (“GHG”) and methane intensity, and surpassed our GHG and methane emission intensity reductions goals set last year, achieving approximately 30% and 60% reductions, respectively, compared to our original year over year targets of 15% and 30%,

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respectively. We also surpassed our original methane intensity reduction goal of 50% by 2025, and are now reassessing our longer term goals.

●	Demonstrated an overall reduction in gross Scope 1 emissions (MT CO2e) since 2021. Notable year-over-year achievements within our Scope 1 emissions profile include:
o	49% approximate reduction in reported pneumatic emissions from 2021 due to improving data quality, adjusting our calculation methodology, and retrofitting pneumatics to instrument air;
o	84% approximate reduction in emissions associated with well venting for liquids unloading due to operational changes in the DJ Basin;
o	19% reduction of emissions from atmospheric storage tanks due to enhanced facility designs aimed at tank elimination; and
o	37% reduction in emissions from associated venting and flaring due to operational changes in the Delaware Basin, essentially eliminating all routine flaring on a company-wide basis, and surpassing our 2025 zero routine faring goal.

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●	Acquired Great Western Petroleum, LLC (“Great Western”), a Denver-based DJ Basin operator, closing the acquisition in May 2022 (the “Great Western Acquisition”), which was accretive to our emission reduction goals.
●	Achieved approval of the Guanella Comprehensive Area Plan (“CAP”), a 22 well pad development in Weld County, Colorado, in December 2022 by the Colorado Oil and Gas Conservation Commission. The project is expected to create a net reduction in Volatile Organic Compounds (“VOC”) emissions over ten years through a robust plug and reclaim (“P&R”) program. PDC plans to P&R over 473 locations as part of the Guanella development, resulting in a minimum 58% reduction in VOC emissions.
●	Plugged over 250 older, low-producing wells and decommissioned 98 associated facilities in Colorado in 2022. Sites associated with decommissioned wells and facilities are returned to their original grade and native plant growth through PDC’s land reclamation program.
●	Partnered with the Butterfly Pavilion to study how restoration of well sites to native, pollinator-friendly landscapes benefits pollinator populations in Colorado. To date, PDC has begun this important work on two existing Colorado reclamation sites with more expected in the future.

~~●~~	Continued its commitment to environmental transparency and disclosure through the following:
o	Assessed and published our climate-related risk and opportunities by utilizing the Taskforce on Climate-Related Financial Disclosure (“TCFD”), and identified a strategic focus that “PDC should seek to be a climate leader in our industry and geography while learning about and investing in emerging technologies.”
o	Responded to the CDP (previously Carbon Disclosure Project) Climate Change Questionnaire, providing detailed information on topics including emissions management, governance, and policy engagement, receiving a first time score of a “C”, which puts PDC ahead of its peers and aligns with the North America regional average.
o	In 2022, we joined and achieved a gold standard in the Oil and Gas Methane Partnership (“OGMP 2.0”), a comprehensive measurement-based reporting framework for the oil and gas industry that improves accuracy and transparency of methane emissions reporting in the oil and gas sector.
●	To continue our commitment to accuracy in our reported emissions, we improved our process documentation and implemented enhanced reviews and internal controls. In 2022, PDC enlisted the services of an independent third-party to perform an assurance review of our emissions data reported for the 2021 reporting year. The third-party found the 2021 emissions report to be materially accurate.

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Social

●	Invested approximately $4 million in our communities through charitable donations, community programs, and scholarships, including supporting organizations that assisted those impacted by the Marshall Fire in Colorado and the war in Ukraine, as well as over $80,000 donated to various charities through our employee matching program.
●	Over 7,000 volunteer hours were recorded by our employees in 2022, including throughout our keystone volunteer month-long volunteer program, Energizing Our Community Days.

●	Established a formal Human Rights policy for all employees, contractors, and business partners that includes express commitments to:
o	Honesty, integrity, and respect for our people, environment, and communities;
o	Creating a positive impact in the communities where we live and work through engagement with all stakeholders, including employees, stockholders, landowners, and community members; and
o	Cultivating a diverse, inclusive, respectful, and safe work environment free from discrimination, harassment, and violence.
●	Committed to adopting policies and practices that ensure equitable opportunities for all and building a culture that is welcoming and accessible for our current and future employees. For 2022, we leveraged our employee-led Diversity, Equity, and Inclusion (“DE&I”) Committee to identify DE&I priorities and initiatives for the organization, as well as hired a DE&I consultant to help develop a baseline assessment of where we stand today, define roles and responsibilities, and outline a roadmap for future DE&I efforts.
●	Continued to prioritize diversity in our organization, with our Company’s officers (Vice Presidents and up) consisting of 27% women and 9% minorities, and the Company’s managers consisting of 28% women and 18% minorities, each as of December 31, 2022.
●	Implemented new benefits policies, including:
o	An employee-managed professional development stipend to be used toward employee’s choice of learning and development initiatives in alignment with Company business strategies; and
o	A tiered education assistance program designed to encourage attainment of degrees with assistance from PDC with a focus on first-time college degrees.

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Governance

●	The Code of Business Conduct and Ethics was updated to expand language around bribery and corruption and strictly prohibiting seeking, offering, accepting, or paying bribes to obtain or maintain business and/or competitive business advantages.
●	Formalized ESG oversight and accountability at the Board level by establishing the ESG&N Committee. We continue to engage and educate our Board members regarding ESG matters, including comprehensive field training in September 2022, with a primary focus on emission reduction projects in the DJ Basin.
●	ESG short-term incentive metrics for 2022 were enhanced for all employees, including:
o	Adopting quantitative goals in EHS performance for safety, spills, and GHG and methane emissions reductions; and
o	Adopting qualitative goals related to ESG including flaring reductions and DE&I initiatives.
●	Female Board member, Pamela R. Butcher, joined the Board in 2022 following the addition of two diverse Board members in 2021.
o	Five of the Company’s seven Director nominees have been added to the Board since the beginning of 2020, demonstrating our commitment to continued refreshment and resulting in average Board tenure of approximately 3.6 years; and
o	Three Director nominees are either female and/or self-identify as underrepresented minorities.
●	Increased disclosure and accessibility through additional comprehensive reports developed in 2022, including the TCFD Report, Corporate Social Responsibility (“CSR”) Report, Sustainability Accounting Standards Board (“SASB”) Reporting, Key Metrics & Disclosures, and CDP Climate Change Questionnaire as shown below:

●	Established a Political Engagement Policy to guide Company efforts and increase transparency into PDC’s political involvement. The policy:
o	Governs the use of corporate funds or assets for public policy and political purposes;
o	States that all public policy and political engagement must comply with applicable legal restrictions including federal, state, and local rules and regulations;
o	Commits to annual, transparent reporting that discloses the Company’s public policy and political activity information not covered by government reporting requirements, including non-profit contributions; and
o	Outlines the standards for PDC’s political action committee (“PAC”).

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Ongoing Strategic Development

Moving forward, the Company will continue its thoughtful but ambitious approach to ESG. The Company is currently engaged in several key initiatives, including:

●	Climate-focused scenario planning and on-going strategic development in alignment with the recommendations of TCFD, and specifically engaging in an annual update and review that includes the SMT and Board;
●	Deploying our first electric fleet for hydraulic fracturing operations in the DJ Basin in the first half of 2023;
●	Continuing to enhance our GHG and methane reduction goals, setting approximate 20% and 40% GHG and methane reduction goals for 2023 compared to 2022, as incorporated into our 2023 short term incentive program;
●	Reassessing our longer term GHG and methane reduction goals for 2025 and 2030, given the rapid achievement of our methane goal in 2022;
●	Enhancing our DE&I focus through engagement of a third party expert to help develop a baseline assessment of where we stand today, define roles and responsibilities, and outline a roadmap for future DE&I efforts; and
●	Continuing our significant charitable, scholarship and community outreach efforts, including through a Board approved 2023 budget of $5 million to support organizations that meet PDC’s guiding principles of Education, Equity, Essential and Environment.

PDC’s sustainability efforts are marked by strategic planning, transparency, stakeholder engagement, materiality and – most importantly – steady progress on our material focus areas.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines that govern the structure and function of the Board and establish the Board’s policies on a number of corporate governance issues. Among other matters, the Corporate Governance Guidelines address:

●	Director selection, qualification and responsibilities;
●	The holding and frequency of executive sessions of independent Directors, Board self-evaluation and senior executive performance reviews;
●	Board committee structure and function;
●	Succession planning; and
●	Governance matters, standard of business conduct and Board committee responsibilities.

The Corporate Governance Guidelines were most recently amended as of May 26, 2020, and can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.” The Company’s website materials are not incorporated by reference into this Proxy Statement.

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Other Directorships

The Corporate Governance Guidelines also address Directors’ service on other public company boards. Recognizing the substantial time commitment required of public company directors, the Corporate Governance Guidelines state that Directors are expected to serve on other public company boards only to the extent that such services do not detract from the Directors’ ability to serve on PDC’s Board. In no case may PDC Directors serve on more than two public company boards (in addition to PDC’s Board). The ESG&N Committee reviews and oversees Directors’ service on other public company boards regularly and no less than annually.

The Company routinely evaluates its Directors’ service on other boards. All of PDC’s Directors comply with the overboarding policy under our Corporate Governance Guidelines. Still, certain investors and organizations may consider Mr. Peterson’s service as Executive Chair of Chord while serving on the boards of PDC and Denbury to constitute over-boarding. PDC, however, does not view those commitments as overboarding. As Executive Chair of Chord, Mr. Peterson is not involved in the day-to-day aspects of the business, and instead provides a high level oversight role to the CEO and management team as needed. Moreover, Mr. Peterson is a highly engaged and committed Board member and actively participates in all PDC Board matters and brings valuable experience to the Board.

UNCONTESTED ELECTIONS POLICY

The Corporate Governance Guidelines include an Uncontested Elections Policy (the “Policy”). Under the Policy, any nominee for Director in an uncontested election who receives a greater number of “withhold” votes than “for” votes will submit to the Board a letter of resignation for consideration by the ESG&N Committee. The ESG&N Committee will promptly consider the tendered resignation and will recommend to the Board whether or not to accept the tendered resignation or to take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes in a different way.

In making this recommendation, the ESG&N Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons for stockholders’ withholding of votes from such Director nominee (if ascertainable), the length of service and qualifications of the Director nominee whose resignation has been tendered, the Director’s contributions to the Company, whether the Company will remain in compliance with applicable laws, rules, regulations and governing documents if it accepts the resignation and, generally, whether or not accepting the resignation is in the best interests of the Company and its stockholders. In considering the ESG&N Committee’s recommendation, the Board will take into account the factors considered by the ESG&N Committee and such additional information and factors as the Board believes to be relevant.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all Directors, officers, employees, agents, consultants and representatives of the Company and is reviewed at least annually by the ESG&N Committee. The Company’s principal executive officer, principal financial officer and principal accounting officer are subject to additional specific provisions under the Code of Conduct. The Code of Conduct is acknowledged and reviewed annually by the Board, and was most recently amended and restated on December 7, 2022. It can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.” The Company’s website materials are not incorporated by reference into this Proxy Statement.

In the event the Board approves an amendment to or a waiver of any provisions of the Code of Conduct, the Company will disclose the information on its website.

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FAMILY RELATIONSHIPS AND OTHER ARRANGEMENTS

There is no family relationship among any Directors or executive officers of the Company. There are no arrangements or understandings among any Directors or officers and any other person pursuant to which the person was selected as an officer or Director of the Company, except with respect to Paul J. Korus and Lynn A. Peterson who were appointed to the Board following the closing of the merger with SRC in January 2020 pursuant to the related merger agreement.

DIRECTOR INDEPENDENCE

In affirmatively determining whether a Director is “independent,” the Board analyzes and reviews NASDAQ listing standards, which set forth certain circumstances under which a director may not be considered independent. Mr. Brookman, the President and CEO of the Company, is not independent under such standards. Audit Committee and Compensation Committee members are subject to additional, more stringent independence requirements.

The Board has reviewed the business and charitable relationships between the Company and each Non-Employee Director to determine compliance with the NASDAQ listing standards and to evaluate whether there are any other facts or circumstances that might impair a Non-Employee Director’s independence. The Board has affirmatively determined that each of the Non-Employee Directors was independent under NASDAQ Listing Rule 5605, the Exchange Act, and our Board committee charter requirements at all times while serving as a Non-Employee Director.

THE BOARD’S ROLE IN RISK MANAGEMENT

In the normal course of its business, the Company is exposed to a variety of risks. The Company operates an enterprise risk management program which is designed to strengthen the consistency of risk consideration in making business decisions, for which program the Audit Committee provides oversight. The Board understands that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company’s objectives.

The Board is responsible for general oversight of the risks of the Company, including overseeing risks related to the Company’s key strategic goals. While the entire Board is responsible for Company-wide risk oversight and reviews Company-wide risks at least annually, individual committees also have roles in risk review. The Audit Committee is the primary committee overseeing the risk management program, including enterprise risk and cybersecurity risks, and specifically reviews risks and related controls in areas that it considers fundamental to the integrity and reliability of the Company’s financial statements. Such reviews are conducted at least annually. The Compensation Committee considers the structure and size of the Company’s compensation plans to ensure the incentives therein are appropriately aligned with the Company’s risk management strategy, as described in this Proxy Statement. The Company believes the Board leadership structure supports its risk oversight function. Among other things, there is open and continuous communication between the Company’s management and the Directors.

TRANSACTIONS WITH RELATED PARTIES

During 2022, there was no transaction or series of transactions, nor is there any currently proposed transaction, involving an amount exceeding $120,000 in which the Company is or was a participant and in which any Director, executive officer, known holder of more than 5% of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest for which disclosure is required under Item 404 of Regulation S-K.

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POLICIES AND PROCEDURES WITH RESPECT TO TRANSACTIONS WITH RELATED PARTIES

The Code of Conduct governs the review, approval and ratification of transactions that involve related parties and potential conflicts of interest. The Code of Conduct applies to each Director, officer, and employee of the Company.

Conflicts of interest arise when a director, officer, or employee takes actions or has interests that may make it difficult to perform his or her duties for the Company objectively and effectively. Conflicts of interest also arise when a director, officer, or employee, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Company. Under our Code of Conduct, the conflicted director, officer, or employee must disclose to the General Counsel or Chief Financial Officer any potential conflict of interest and must disclose all material facts with respect to such transaction and relationship. All conflicts of interest will be reviewed and addressed appropriately.

The Company routinely reviews conflicts of interest and related party transactions. No conflicts of interest or related-party transactions were reported by any Director under the Code of Conduct in 2022.

Insider Trading

The Company maintains a written Insider Trading Policy, which was most recently amended and restated as of February 16, 2023, and can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.” The Company’s website materials are not incorporated by reference into this Proxy Statement. The Insider Trading Policy applies to all Directors, officers, employees, contractors, and consultants of the Company, as well as their immediate family members, household members, and controlled entities. Consistent with applicable law, the policy prohibits the unauthorized disclosure of nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy establishes “trading windows” outside of which certain insiders are prohibited (and all other employees are strongly discouraged) from transacting in Company securities. The policy additionally prohibits certain transactions involving Company securities, including short-term trading, short sales, and hedging.

OTHER CORPORATE GOVERNANCE DOCUMENTS

The Company’s website includes the governance documents listed below. The Company’s website materials are not incorporated by reference into this Proxy Statement.

● Director Nomination Procedures	● Compensation Committee Charter
● Stock Ownership Guidelines	● Audit Committee Charter
● Insider Trading Policy	● ESG&N Committee Charter
● Shareholder Communication Policy	● Human Rights Policy
● Corporate Governance Guidelines	● Public Policy and Political Engagement Policy
● Code of Business Conduct and Ethics

COMMUNICATION WITH THE COMPANY BY STOCKHOLDERS

The Company values comprehensive engagement with its stockholders. Stockholders may communicate with the Company’s management by writing to the Company’s corporate headquarters or by emailing to IR@pdce.com, or with the Board or a committee of the Board by emailing to board@pdce.com with “Board Communication” or the appropriate Board committee indicated in the subject line.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the Company’s SEC filings are available at http://www.sec.gov and through a link from the Company’s website at www.pdce.com. The Company’s website materials are not incorporated by reference into this Proxy Statement.

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PROPOSAL NO. 2—APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL NO. 2. PROPERLY SUBMITTED PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

The stockholders of the Company are entitled to cast a non-binding advisory vote at the Annual Meeting on the compensation of the Company’s Named Executive Officers. While this vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and take into consideration the outcome of the vote in connection with their ongoing evaluation of the Company’s executive compensation program. The Company has determined to hold this advisory, “say-on-pay” vote annually, consistent with the stated preferences of our stockholders and with the results of our 2017 Annual Meeting of Stockholders where the majority of the votes cast were in favor of an annual advisory vote. This Proxy Statement includes a non-binding advisory vote regarding such frequency (Proposal No. 4), and we will take the results of such vote into account in determining the frequency with which we will hold future “say-on-pay” votes in coming years.

As described more fully under “Compensation Discussion and Analysis” below, the Company’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve the annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives.

The Company’s practice of targeting the median in compensation and placing a significant portion of each Named Executive Officer’s compensation at-risk demonstrates its pay-for-performance philosophy. In 2022, 87% of our CEO’s compensation and, on average, 81% of the compensation of our other Named Executive Officers was made up of “at-risk” components.

Each of the Named Executive Officers has been granted significant equity awards, including awards subject to ratable annual vesting over a three-year period and performance share units subject to a three-year performance period, to provide a stake in the Company’s long-term success. The Company also has Stock Ownership Guidelines applicable to its Named Executive Officers. The Company believes that this “tone at the top” guides the Company’s other officers and management personnel to obtain and maintain meaningful ownership in the Company.

Investor Outreach and Engagement

The Compensation Committee considers the results of the non-binding “say on pay” vote of our stockholders in making prospective compensation decisions. At our 2022 Annual Meeting, over 98% of the votes cast approved, on an advisory basis, the compensation of our Named Executive Officers. In 2022, we held in-person, telephonic or video meetings with stockholders representing approximately 50% of our outstanding common stock as of year-end 2022. In response to stockholder feedback throughout the years, the Board made a number of changes in 2021 and 2022 related to, among other things, Board refreshment, executive compensation and enhanced ESG initiatives.

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Named Executive Officer Recommendation

In light of the foregoing, the Company believes that the compensation of the Named Executive Officers, as further described below, is appropriate and reasonable, and that its compensation programs and practices are sound and in the best interests of the Company and its stockholders. Stockholders are being asked to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative disclosure in this Proxy Statement for the Company’s 2023 Annual Meeting.

This advisory vote will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company present or represented at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted as votes against this proposal. Broker non-votes will not affect the outcome of this proposal.

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EXECUTIVE OFFICERS

The current executive officers of the Company, their principal occupations for the past five years and additional information is set forth below.

Chief Executive Officer 59 None
BARTON R. BROOKMAN President and Chief Executive Officer Age: 60	Mr. Brookman joined the Company in 2005 and currently serves as Director, President and CEO. See biographical information concerning Mr. Brookman above.
Lance A. Lauck Executive Vice President Corporate Development & Strategy Age: 60

Mr. Lauck joined the Company in August 2009 as Senior Vice President Business Development and was named Executive Vice President Corporate Development and Strategy in January 2015. Mr. Lauck has overall responsibility for PDC’s business development, mergers, acquisitions and divestitures, strategic planning, corporate reserves and midstream and marketing. Previously, Mr. Lauck served as Vice President—Acquisitions and Business Development for Quantum Resources Management LLC from 2006 to 2009. From 1988 until 2006, Mr. Lauck worked for Anadarko Petroleum Corporation, where he initially held production, reservoir and acquisition engineering positions before being promoted to various management level positions in the areas of acquisitions and business development, ending his service as General Manager, Corporate Development. From 1984 to 1988, Mr. Lauck worked as a production engineer for Tenneco Oil Company. Mr. Lauck graduated from the University of Missouri-Rolla in 1984 with a Bachelor of Science degree in Petroleum Engineering.

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55 Audit • Environmental, Social, Governance and Nominating

Reporting to Boeing’s CEO and the audit committee, Ms. Sands oversaw a diverse team including corporate audit, ethics and investigations, compliance risk management, security, and internal services. During her 20-year career at Boeing, Ms. Sands served in several financial and governance roles with increasing responsibility, including Director of Corporate Treasury, Vice President Investor Relations, Financial Planning & Analysis, and Corporate Controller. Prior to Boeing, Ms. Sands served in finance roles at General Motors Corporation and Ameritech Communications, Inc., among others. Ms. Sands currently serves on the boards of SP Plus Corporation and National Philanthropic Trust, and is Chair for Start Early, a non-profit champion for quality early learning.

Business Administration from University of Michigan and an M.B.A. from the Kellogg School of Management at Northwestern University.

R. Scott Meyers Executive Vice President & Chief Financial Officer Age: 48

Mr. Meyers, a CPA, joined the Company in March 2009, and was named Chief Accounting Officer in April 2009 and then promoted to Chief Financial Officer in January 2018. He was promoted to Executive Vice President in February 2023. Prior to joining the Company, Mr. Meyers served as a Senior Manager with Schneider Downs Co., Inc., an accounting firm based in Pittsburgh, Pennsylvania, from 2008 to 2009, and PricewaterhouseCoopers LLP from 2002 to 2008. Mr. Meyers holds a Bachelor of Science degree in Accounting from Grove City College, Pennsylvania.

55 Audit • Environmental, Social, Governance and Nominating

Reporting to Boeing’s CEO and the audit committee, Ms. Sands oversaw a diverse team including corporate audit, ethics and investigations, compliance risk management, security, and internal services. During her 20-year career at Boeing, Ms. Sands served in several financial and governance roles with increasing responsibility, including Director of Corporate Treasury, Vice President Investor Relations, Financial Planning & Analysis, and Corporate Controller. Prior to Boeing, Ms. Sands served in finance roles at General Motors Corporation and Ameritech Communications, Inc., among others. Ms. Sands currently serves on the boards of SP Plus Corporation and National Philanthropic Trust, and is Chair for Start Early, a non-profit champion for quality early learning.

Business Administration from University of Michigan and an M.B.A. from the Kellogg School of Management at Northwestern University.

Nicole L. Martinet General Counsel, Senior Vice President & Secretary Age: 46

Ms. Martinet joined the Company in March 2011 as Associate General Counsel and Vice President, serving in that position for eight years. In January 2019, Ms. Martinet was named General Counsel, Senior Vice President and Corporate Secretary. She is responsible for corporate and tactical legal initiatives, board governance, legal matters associated with mergers and acquisitions, securities and SEC matters. She also leads PDC’s sustainability and public affairs programs, including our ESG program, politics, community affairs and charitable outreach. Prior to joining PDC, she served as an associate in the Corporate Finance and Acquisitions group at Davis Graham & Stubbs LLP in Denver from 2006 to 2011. Ms. Martinet received her Juris Doctor from the University of Denver, Sturm College of Law, where she graduated in 2005 with Order of St. Ives and served on the Denver University Law Review. Ms. Martinet serves on the board of Coloradans for Responsible Energy Development (“CRED”). Ms. Martinet has over 22 years of professional experience and holds a Bachelor of Science in Economics and French and Francophone Studies from Santa Clara University in California.

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55 Audit • Environmental, Social, Governance and Nominating

Reporting to Boeing’s CEO and the audit committee, Ms. Sands oversaw a diverse team including corporate audit, ethics and investigations, compliance risk management, security, and internal services. During her 20-year career at Boeing, Ms. Sands served in several financial and governance roles with increasing responsibility, including Director of Corporate Treasury, Vice President Investor Relations, Financial Planning & Analysis, and Corporate Controller. Prior to Boeing, Ms. Sands served in finance roles at General Motors Corporation and Ameritech Communications, Inc., among others. Ms. Sands currently serves on the boards of SP Plus Corporation and National Philanthropic Trust, and is Chair for Start Early, a non-profit champion for quality early learning.

Business Administration from University of Michigan and an M.B.A. from the Kellogg School of Management at Northwestern University.

David J. Lillo Senior Vice President Operations Age: 58

Mr. Lillo was appointed as a member of the Senior Management Team for the Company in September 2020. He was promoted to Senior Vice President, Operations in March 2019 after joining the Company as Vice President, Operations in September 2015. Mr. Lillo has over 32 years of experience in exploration, production, and operations engineering management. Prior to joining the Company, Mr. Lillo held management and leadership roles for Bonanza Creek Energy, Inc., Noble Energy, Inc., and Patina Oil and Gas Corporation. Mr. Lillo is a Board member of both the Colorado Oil and Gas Association and Texas Oil and Gas Association. Mr. Lillo holds a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines.

Sandra E. Jacoby Senior Vice President Corporate Administration Age: 41

Ms. Jacoby was appointed to her current position at the Company in February 2023, where she oversees all facets of the human resources function, corporate administration, and corporate facilities, and plays a key leadership role in the Company’s diversity, equity, and inclusion efforts.  Prior to that, she served as the Company’s Vice President of Corporate Administration beginning in May 2020.  Prior to joining the Company, Ms. Jacoby served as the Vice President of Human Resources at SRC Energy, Inc. Prior to her time at SRC, she held positions in Facilities, HR Management, and both Public and Investor Relations with Extraction Oil and Gas, and Kodiak Oil and Gas Corp; as well as Sales and Marketing at P2 Energy Solutions, Inc. She holds an M.S. in Global Energy Management from the University of Colorado and a B.S. in Marketing from the University of Wyoming.

Messrs. Brookman and Lauck were executive officers of the Company in September 2013, when each of twelve partnerships for which the Company was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division. Messrs. Brookman and Lauck were executive officers of the Company in September 2016, when two other partnerships, for which the Company also served as the managing general partner, filed for bankruptcy in the same federal bankruptcy court. With the exception of Ms. Martinet and Mr. Lillo, each of the above were executive officers of the Company in October 2018, when two additional partnerships, for which the Company also served as managing general partner, filed for bankruptcy in the same federal bankruptcy court. All partnerships for which the Company was the managing general partner have been dissolved.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its review and discussions, recommends its inclusion in this Proxy Statement.

Carlos A. Sabater, Chair

Pamela R. Butcher Mark E. Ellis
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

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COMPENSATION DISCUSSION AND ANALYSIS

In establishing the Company’s compensation program, the Compensation Committee (referred to in this section as the “Committee”) continuously considers feedback from the Company’s stockholders and its compensation consultant and strives to adhere to compensation best practices. As such, this Compensation Discussion & Analysis (“CD&A”) illustrates the evolution of the Company’s compensation program and provides stockholders with an understanding of our compensation philosophy, objectives, policies and practices in place during 2022, as well as the factors considered by the Committee in making compensation decisions. This CD&A focuses on the 2022 compensation of our President and Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and our three other most highly compensated executive officers. The individuals described above are identified by name and title in the chart below and are collectively referred to throughout this Proxy Statement as our “Named Executive Officers,” or “NEOs”:

OFFICER	TITLE
Barton R. Brookman	President and Chief Executive Officer
R. Scott Meyers(1)	Executive Vice President—Chief Financial Officer
Lance A. Lauck	Executive Vice President—Corporate Development and Strategy
Nicole L. Martinet	Senior Vice President—General Counsel and Secretary
David J. Lillo	Senior Vice President—Operations

(1)	Mr. Meyers was promoted to Executive Vice President on February 18, 2023.

EXECUTIVE SUMMARY

2022 Business Highlights

Throughout 2022, the Company continued to successfully achieve its operational and strategic goals and to develop its two premier U.S. onshore assets in the core Wattenberg Field and Delaware Basin. In the Wattenberg Field, the Company extended its multi-year permitted runway of highly economic projects through continued Oil and Gas Development Plan (“OGDP”) approval and unanimous approval of the Guanella CAP, which encompasses approximately 33,000 consolidated net acres, 22 locations and 450 wells in Weld County. The Company also successfully acquired and integrated Great Western, solidifying its core Wattenberg position. Finally, the Company continued its outstanding safety/environmental performance through pandemic and extreme weather events, reaching a milestone of over 4 years without a lost time injury in either basin.

The Company also further enhanced its focus on ESG initiatives and commitment to best-in-class environmental and safety practices and consistent stakeholder engagement.

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Other key highlights and achievements in 2022 are further illustrated and described below:

(1)	Adjusted Free Cash Flow (“FCF”), a non-GAAP* financial measure, is defined as net cash from operating activities, before changes in working capital, less oil & gas capital investments. See Appendix A “Non-GAAP Financial Measures” for a reconciliation to GAAP.

*For purposes of this document, “GAAP” refers to U.S. generally accepted accounting principles.

2022 Key Compensation Actions and Outcomes

Our executive compensation program has evolved throughout the years, with numerous changes to both our annual cash incentive program and long term incentive awards. Most recently, in 2022, the Committee added quantitative GHG and methane intensity reduction metrics to our annual cash incentive program.

Additionally, for fiscal year 2022, the Committee made the following pay outcome determinations for our NEOs:

●	Made modest base salary increases year over year of approximately 2% to 3%;
●	Kept target bonus percentages flat year over year for all NEOs, except for Mr. Brookman whose target percentage increased from 115% to 125%; and
●	Provided 2% to 6% increases to long-term incentive amounts for 2022 equity grants for Messrs. Brookman, Lauck and Meyers and Ms. Martinet, and a more significant 15% increase for Mr. Lillo to reflect the Committee’s determination to continue to bring Mr. Lillo’s overall compensation closer to market median over time, as the number of years in his role increases.

In January and February 2023, the Committee evaluated the Company’s 2022 financial, operational and strategic accomplishments and determined the following pay outcomes:

●	A 2022 annual cash incentive payout at 93% of target based on achievement of quantitative metrics and qualitative goals as described below; and
●	2020 PSU awards were earned at a 250% payout multiplier pursuant to the terms of the 2020 PSU award agreement, based on the Company’s rank at the 77th percentile of peers on a relative basis, and the Company achieving a greater than 50% annual return on an absolute basis, each measured over the three-year performance period.

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Compensation Best Practices

We believe our executive compensation program is aligned with current governance trends, and contains stockholder-friendly features as outlined below:

Our Practices (What We Do)	Practices We Have Not Implemented (What We Don’t Do)

✓    Pay for Performance—Our NEOs’ total compensation is heavily weighted toward performance-based pay. Our annual incentive program is based on performance against key operational and financial metrics. The value delivered by our equity grants is tied to both absolute and relative stockholder return performance.

✓    Executive Ownership Guidelines—We have Stock Ownership Guidelines for our executives and Directors that are consistent with what we believe to be corporate governance best practices.

✓    External Benchmarking—We assess competitors’ compensation data based on an appropriate group of peers and other relevant survey data prior to making any compensation decisions.

✓    Double-Trigger Change-of-Control Severance Benefits—In the event of a change of control, our severance plan and our grandfathered employment contract provide for cash severance benefits only if the executive is actually or constructively terminated without cause following the change of control event.

✓    Clawback Policy—We have clawback provisions in place (through the Company’s Clawback Policy or NEOs’ employment agreements, as applicable) in the event of a restatement of all or a portion of our financial statements due to material noncompliance with financial reporting requirements under securities laws.

✓    Compensation Doesn’t Encourage Excessive Risk—There is an appropriate balance between long-term and short-term focus in our compensation programs and the Committee has the ability to apply negative discretion to annual cash incentive payouts to ensure risk mitigation occurs in management decision-making.

✓    Independent Compensation Consultant—We have engaged an independent compensation advisor who reports directly to the Committee.

✓    Independent Compensation Committee—Our Compensation Committee is comprised solely of independent Directors.

✘    No Golden Parachute Excise Tax Gross-Ups—We do not currently provide gross-up payments to reimburse our executives for golden parachute tax obligations that would be incurred upon a change of control of the Company.

✘    No New Employment Contracts and/or Excessive Severance Benefits—We no longer provide employment contracts to new executives (Mr. Lauck is our only remaining executive with a grandfathered contract). Severance benefits under both our severance plan and employment agreement are reasonable as compared to peer companies in our industry, and there are no liberal change of control definitions, excessive severance benefits or similar practices.

✘    No Excessive Perquisites—We provide only modest perquisites that are consistent with peer companies in our industry.

✘    No Repricing—We do not permit repricing of underwater stock options/SARs without stockholder approval.

✘    Prohibited Transactions—Hedging transactions, short selling, short-term trading, pledging PDC stock, and other transactions that may distract from or conflict with the long-term business objectives of the Company are strictly prohibited for all officers and Directors of the Company under our Insider Trading Policy.

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Responsiveness to Stockholder Interests and Market Environment

Based on stockholder feedback and our analysis of market and business trends, we have made a number of changes to our executive compensation program over the years showing responsiveness to stockholder feedback and evolving market conditions. We made significant changes to our program framework between 2019 and 2020, incorporating significantly more formulaic measures into our program. In 2022, we increased our focus on ESG, adding GHG and methane intensity reduction metrics into our annual incentive program.

In addition, throughout 2022 and into 2023, our management team and Board of Directors, when appropriate, actively engaged with stockholders. In 2022, we held in-person, telephonic or video meetings with stockholders representing approximately 50% of our outstanding common stock as of year-end 2022. Through this engagement, we aimed to understand our stockholders’ concerns and incorporate feedback, including perspectives around ESG, shareholder return frameworks, the Colorado regulatory environment, M&A and operations. Based on this feedback and last year’s say-on-pay vote in which over 98% of the votes cast approved, on an advisory basis, the compensation of our Named Executive Officers, we believe our stockholders strongly support our current compensation program.

EXECUTIVE COMPENSATION PHILOSOPHY

The principal tenets of our compensation philosophy are as follows:

●	Our executive compensation programs should be designed to align our executives’ long-term interests with those of our stockholders. Over the years we have evolved our executive compensation programs to meaningfully address stockholder feedback and adopt best practices. A substantial portion of our NEOs’ compensation is provided in the form of long-term equity incentives that tie executive pay to stock price performance. In addition, we require each of our NEOs to remain compliant with our Stock Ownership Guidelines.
●	Our executive compensation programs should be competitive with our peers to attract, retain and reward effective leaders. We evaluate the range of current industry compensation practices to provide external benchmarks that help to guide our executive compensation structure. We determine individual total compensation targets within this framework to provide compensation that correlates with the compensation of the Company’s peers. Generally, we target total compensation around the median level for similar positions at comparable companies, unless specific circumstances warrant otherwise.
●	Our executive compensation programs should be designed to support a performance-based culture. The majority of each NEO’s compensation is at-risk and is based on a combination of attainment of short-term goals in support of our long-term strategy, long-term stock performance relative to our peers, and actual total stockholder return. Our programs require a commitment to performance because total compensation is not guaranteed. Therefore, our programs provide above-target compensation when performance goals are exceeded and below-target compensation when performance does not meet expectations.
●	Our executive compensation programs should encourage appropriate risk management. We believe that effective leadership in the oil and gas business requires taking prudent, but not excessive, business risks. To encourage this balance, we have structured our compensation programs to include three-year vesting schedules on all equity awards, and structured annual cash incentive awards using a payout that is comprised 80% of a formulaic determination based on quantitative short-term financial and operational objectives and 20% based on a review of qualitative strategic objectives. We regularly review our compensation programs so that our NEOs are not encouraged to take inappropriate or excessive risks.

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2022 COMPENSATION PROGRAM DESIGN AND DECISIONS

Components and Purpose of Executive Compensation Program

Our executive compensation program is comprised of the following primary compensation elements:

2022 COMPENSATION ELEMENTS	2022 ROLE IN TOTAL COMPENSATION
Base Salary	• Provides a guaranteed level of compensation for executives commensurate with their level of responsibility, skills, capabilities, experience and leadership.
Annual Cash Incentives ✓ Cash Bonus – 80% based on quantitative metrics; 20% based on qualitative goals	● Rewards annual performance and aligns participants’ compensation with short-term financial, operational, environmental and strategic objectives specific to each calendar year;
● Motivates participants to meet or exceed internal and external performance expectations; and
● Recognizes individual contributions to the organization’s overall results.
Long-Term Equity-Based Incentives ✓ Performance Share Units (“PSUs”) – 60% for our CEO; 50% for other NEOs ✓ Restricted Stock Units (“RSUs”) – 40% for our CEO; 50% for other NEOs

●     Rewards long-term performance directly aligned with stockholders’ interests;

●     Provides a strong performance-based equity component;

●     Recognizes and rewards share performance relative to industry peers;

●     Aligns compensation with sustained long-term value creation;

●     Helps executives to acquire a meaningful and sustained ownership stake; and

●     Fosters executive retention by vesting awards over multiple years.

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Base Salaries

In determining base salary adjustments for 2022, the Committee considered the market data provided by its independent compensation consultant (see “Role of Independent Compensation Consultant” below), the role of each individual NEO, inflation and the recommendations of the CEO based on individual and Company performance. Based on the foregoing, for 2022, the Committee made modest base salary increases of 2% to 3% year over year.

	Year End	Year End
	2021	2022
NAMED EXECUTIVE OFFICER	($)	($)
Barton R. Brookman	$850,000	$875,000
R. Scott Meyers	475,000	490,000
Lance A. Lauck	455,000	465,000
Nicole L. Martinet	440,000	455,000
David J. Lillo	400,000	410,000

Annual Incentive Awards

Bonuses under the Company’s 2022 annual incentive program were based 80% on a strict formulaic determination of the level of achievement of quantitative operational and financial metrics established by the Committee and 20% based on the Committee’s assessment of the Company’s achievement of qualitative corporate goals. See “2022 Performance Metrics – Quantitative and Qualitative.”

Throughout the year, the Committee reviews the Company’s progress toward meeting the quantitative metrics and qualitative goals for the year. Following the end of the fiscal year, the Committee determines an overall Company performance rating based on the metrics and goals. Individual awards may be adjusted upward or downward at the Committee’s discretion based on individual performance. Such individual adjustments are anticipated to have a maximum range of +/−20%.

Note: For 2022, the Committee made no individual performance adjustments.

Target Bonus Amounts

The Committee sets a target annual cash incentive award for each NEO expressed as a percentage of base salary. Actual awards can range from 0% - 200% of the targets depending on the payout percentage achieved and any individual performance adjustment. During 2022, the Committee kept target bonus

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percentages flat year over year for all NEOs other than for Mr. Brookman, whose target bonus percentage increased from 115% to 125% to better align with competitive market levels.

	Target Annual
	Cash Incentive as
	% of Base Salary
NAMED EXECUTIVE OFFICER	2021	2022
Barton R. Brookman	115%	125%
R. Scott Meyers	90%	90%
Lance A. Lauck	90%	90%
Nicole L. Martinet	80%	80%
David J. Lillo	80%	80%

2022 Compensation Mix

A significant portion of our executive officers’ compensation is performance-based. The following graphic shows the targeted fixed and variable or “at-risk” components of compensation awarded to our NEOs as a percentage of their total direct compensation for 2022. 87% of our CEO’s compensation and 81% of our other Named Executive Officers’ compensation was made up of variable or “at-risk” components.

The charts above are based on 2022 base salaries, target bonus amounts with respect to 2022 annual cash incentive awards and the target values of the 2022 grants of performance-based PSUs and time-based RSUs. The amounts actually realized by our NEOs with respect to these awards will depend on a variety of factors including the level of attainment of the relevant performance metrics and the value of our stock when the PSUs and RSUs vest.

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2022 PERFORMANCE METRICS – QUANTITATIVE AND QUALITATIVE

In 2022, we established specific quantitative targets and weightings for the operational, financial, safety and environmental metrics used for the formulaic portion of the annual cash incentive program based on our 2022 budget and operating plans. These metrics are used as a means to balance operational objectives with capital discipline. We also developed the qualitative corporate performance goals focused on other important strategic objectives. The quantitative performance metrics and qualitative performance goals used in 2022 were as follows:

2022 Corporate Metrics

	Metric	What it is	Why we use it
Weight	Quantitative Metrics (80% Cumulative Weighting)
20%	Adjusted Free Cash Flow (millions)	Net cash flow from operations (excluding changes in working capital) less oil and gas capital investment	Measures the ability to generate adjusted cash flows from operations in excess of total capital investment
15%	Lease Operating Expense (“LOE”) and General & Administrative (“G&A”) (millions)	Sum of lease operating and general & administrative expenses	Incentivizes a focus on cost management
15%	Cash Return on Capital Invested (“CROCI”)	Net cash from operating activities (excluding changes in working capital) plus cash interest expense divided by two-year average gross Properties, Plants and Equipment	Effective measurement of the cash-on-cash return of every dollar invested
15%	Methane/GHG Intensity Reduction (ESG)	Year-over-year reductions in methane and GHG intensity (mtCO2e/MBOE)	Measures the company’s progress in reducing methane and GHG intensity to ensure a proper focus is maintained on ESG related emissions reduction efforts
15%	Environmental, Health and Safety (“EHS”)	Composite score measuring the performance of Total Recordable Injury Rate (“TRIR”), Preventable Vehicle Accident Rate (“PVAR”) and Spill Rate	Links compensation to the health and safety of our employees and communities in which we live and operate remains a top priority
Qualitative Metrics (20% Cumulative Weighting)
20%	Non-Quantitative Operational and Financial Goals	See 2022 Assessment on Qualitative Corporate Metrics below	Provides the Committee the ability to measure and reward for important business events at year-end

The Committee generally reserves the right to adjust the quantitative metrics for certain categories of adjustments that are pre-approved by the Committee at the time the 2022 quantitative metrics are established, including but not limited to, unexpected business events such as acquisitions/dispositions, capital markets transactions and legal settlements or similar events, as further described in “2022 Assessment on Quantitative Corporate Metrics” below. We believe that the NEOs are compensated for stock price performance through the Company’s long-term equity incentive program and not through their annual bonus; however, the Committee may also consider absolute stock price performance in determining the qualitative portion of the annual incentive program for the year.

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2022 Assessment on Quantitative Corporate Metrics

In February 2023, the Committee reviewed the Company’s 2022 performance relative to the quantitative operational, financial, safety and environmental metrics described above, and determined a 81% calculated achievement percentage as illustrated below:

Target vs Forecast	Below Target Payout 50%	Target Payout 100%	Above Target Payout 150%	Above Target Payout 200%	Payout
EHS (15%)	0.50	1.00	1.10 1.50	2.00	110%
ESG Metric (10%)	0.5x	1x	1.5x	2.00 2x	200%
Free Cash Flow (20%)	$1,422 $1,594	$1,699	$1,804	$1,909	0%
LOE and G&A (15%)	$440	$425	$418 $410	$395	125%
Cash Return on Capital Invested (20%)	22.9% 22.9%	24.4%	25.9%	27.4%	50%

Payout 81%

Actual performance is modified for certain categories of adjustments approved by the Committee at the time the 2022 quantitative metrics were established, as follows:

●	EHS excludes incidents outside of PDC’s control, such as injuries sustained in no-fault vehicle accidents, bee stings and third-party actions against PDC employees. Targets generally apply to assets operated for an entire calendar year, though in the case of the Great Western assets the targets apply only post-closing. The Board had discretion to adjust performance levels if Great Western historical reporting has a greater than 20% impact on target metrics, but no adjustments were needed.
●	ESG targets generally apply to assets operated for an entire calendar year, though in the case of the Great Western assets the targets apply for the entire year even though the assets were operated for only seven months. The Board had discretion to adjust performance levels if Great Western historical reporting has a greater than 20% impact on target metric, but no adjustments were needed.
●	Adjusted Free Cash Flow, a non-GAAP financial measure (see Appendix A “Non-GAAP Financial Measures” for a reconciliation to GAAP), was based on $/Barrel of Oil Equivalent (“BOE”) ranges derived from actual market pricing for NYMEX WTI Oil and NYMEX Natural Gas along with Realized NGL prices for the year and reported in the 2022 Annual Report. Capital investments are the same as reported in year-end results, and exclude corporate capital. At the beginning of 2022, the Committee established various Adjusted Free Cash Flow goals based on potential price ranges per BOE, with increasing Adjusted Free Cash Flow goals as prices rose. Ranges

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were set at a low of $47.97/BOE or below and a high of $63.98/BOE or above. Per BOE prices for 2022 were $55.63/BOE, and the targets above reflect the targets for the applicable price band.
●	LOE and G&A exclude legal-related costs in excess of $2.25 million, deal costs in excess of $5 million, ballot initiative spending exceeding $6.8 million, the net impact of severance and retirement costs, costs associated with capital market transactions or debt restructuring and variance in actual bonus to be paid versus mid-year forecasts; in 2022, an adjustment was made to reflect an increase bonus accrual for the entire organization above the budgeted amount, which also flowed through Adjusted Free Cash Flow and CROCI.
●	CROCI excludes acquisition and divestiture activity valued at more than $5 million, including effects on adjusted cash flow and PP&E and the cumulative effect of adjustments to other metrics; includes an adjustment for the difference in value of actual proved properties acquired from Great Western vs value used in original estimate.

2022 Assessment on Qualitative Corporate Metrics

The Committee establishes qualitative metrics tied to the Company’s strategic priorities, which in 2022 included goals in the following five categories: (1) successful closing of the Great Western Acquisition and integration of assets; (2) pathways to permits in Colorado; (3) ESG; (4) shareholder returns; and (5) technology, innovation and automation.

Based on its review and measurement of the Company’s 2022 qualitative goals, the Committee determined the Company achieved or exceeded all of its 2022 qualitative goals, demonstrating significant accomplishments during the year, illustrated as set forth in the table below (green check mark indicates full achievement of metric; green check mark “plus” indicates exceedance of metric). Overall, the Committee determined that the Company’s achievements warranted a 140% achievement percentage on its qualitative metrics.

[Qualitative metrics graphic on following page.]

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2022 Qualitative Goals Scorecard

1. Great Western Acquisition & Integration	Status	Commentary
- Successfully close & integrate GW assets, people & systems, while maintaining safety & compliance	☐	Successfully completed full integration in Q422 (e.g., final employee transition and accounting and land systems); maintained safety/compliance
2. Pathway to Permits		
- Obtain necessary state & local approvals to maintain stable, yet flexible near-term drilling and frac schedule	☐ +	Broe & Kenosha OGDPs approved (99 wells); CAP approval in Dec. 22 (450 wells); two additional OGDPs submitted in 2022 (82 wells)
- Exercise best efforts internally & through collaboration w/ key external stakeholders to obtain **Kenosha OGDP approval** and support **Guanella CAP** and **Broe approval** process	☐ +	See above
-Ensure 2 **years** of operations inventory at YE22	☐ +	4+ years inventory of DUC and generally permitted projects at cur. activity at YE22
3. ESG Initiatives		
Environmental		
- Identify **five** key ESG metrics (e.g., TRIR, GHG Intensity, Methane Intensity) & establish systems, processes, controls framework for metrics for external reporting purposes	☐	Robust controls narratives established for GHG & methane intensity, along with spill rate, PVAR and TRIR (5 total ESG metrics) (i.e., 30-page GHG control document)
- Maintain less than **.5%** routine flaring rate in DE Basin operations	☐ +	At 0.31% **total** flaring YTD22 (achieved ZERO routine flaring goal)
Social		
- Continue enhanced focus on D&I initiatives through D&I training/awareness, diverse interview panels, leadership/training opportunities and corporate policy advancement	☐ +	Reinstated PALS/VEEPS leadership programs; development / educational stipend for all employees; launched "Subjects 4 Success" monthly EE trainings; revised P&P manual with DEI focus to policies; increased use of diverse interview panels; hired 3P DE&I consultant and in-house pay equity statistician; implemented job leveling process
4. Shareholder Returns		
- Execute shareholder return framework of (1) **$1.30** per share annual base dividend + (2) return at least **60%** of annual free cash flow post-base dividend via share repurchases and/or special dividend	☐ +	Annual base dividend of $1.30 and return of [68]% of FCF post-base dividend via buyback ([$820] and special Q422 dividend ($.65 per share)
5. Technology Innovation & Automation		
- Expand and invest in new technology & innovation by piloting **three** initiatives to increase drilling & completions efficiency and/or optimize well inventory count	☐ +	Entered into 3-year rig agmt fit for purpose; reinstated "Technology Transfer Mtg"; implementation of the following technology/innovation: 3-mile and out & back laterals execution; continuous fracing; local sand for frac; electric heaters for separators; offline cementing; new build tankless design; and electric VRU compressors
- Expand use of technology to automate key processes in the following **six** areas: budgeting, production facility surveillance, recurring equipment work orders, emissions calculations, regulatory forms and ESG reporting	☐	Automated five of six areas (budgeting, surveillance, emissions, regulatory and ESG), automation for recurring equipment workorders developed to rollout in Q123, offset by new initiatives following GW deal to support scaling up back-office processes (invoices & leasing), stormwater and reclamation matters; also went live with revenue accrual automation

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2022 Bonus Awards

Based on the Company’s quantitative and qualitative achievements, the Committee awarded an overall Payout Percentage under the annual incentive plan of 93% of target as set forth below.

In determining the individual cash incentive awards, the Committee generally felt that management achieved the results as a team, and each officer was instrumental in the overall accomplishments of the Company. Therefore, no individual performance adjustments were made to the awards. Actual cash bonus amounts paid for 2022 performance were as follows:

2022 ANNUAL
BONUS
NAMED EXECUTIVE OFFICER	($)
Barton R. Brookman	$1,017,188
R. Scott Meyers	$410,130
Lance A. Lauck	$389,205
Nicole L. Martinet	$338,520
David J. Lillo	$305,040

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LONG-TERM INCENTIVE AWARDS

To align our long-term incentives with the interests of our stockholders and with our pay-for-performance philosophy, we award equity-based incentives to our NEOs on an annual basis. These awards place a meaningful portion of our NEOs’ compensation at risk based on stock price performance and provide NEOs with significant equity ownership in the Company. In 2022, equity grants for our CEO were allocated 60% to PSUs and 40% to time-based RSUs and equity grants for our other NEOs were allocated 50% to PSUs and 50% to time-based RSUs. In addition, the Company maintained the absolute stock price modifier to its PSUs adopted in 2020 to continue better aligning payouts with absolute stock performance.

2022 Award Types and Terms

VEHICLE / PURPOSE	DESIGN FEATURES / TERMS

PSUs

Align compensation with the Company’s TSR relative to a group of peers in the industry.

The value of PSUs is dependent on both absolute stock price performance and relative TSR performance over a three-year period.

PSUs are denominated in units of Company stock with payout in shares of stock (or cash) based on the Company’s relative Total Shareholder Return (“TSR”) over the specified performance period, as ranked among the comparably-measured TSR of the Company’s peer companies. In 2022, the Company continued using an absolute stock price modifier to better align payouts with absolute stock performance.

For 2022, the peer group selected for measuring relative TSR was the same as the compensation benchmarking peer group. See “Compensation Peer Group.”

The 2022 PSUs measure TSR over the performance period from January 1, 2022, through December 31, 2024, with payouts as follows:

Two exceptions could be applied to the formulaic outcome above, and changes to the outcome are made only in the circumstances outlined in these two exceptions. 1) The overall payout is capped at 250% of the targeted shares, regardless of relative and absolute performance. 2) If the company achieves 15% annualized absolute TSR, a floor of 50% of target is applied. For clarity, with respect to the second exception, if the Company’s annualized absolute TSR is less than 15%, there is no floor and the total payout could fall as low as 0%.

To provide for a consistent number of peers throughout the performance period, the award agreement gives the Committee discretion to determine how a peer that is acquired, merged, delisted, enters bankruptcy, or experiences certain other changes is treated in determining its TSR performance ranking.

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VEHICLE / PURPOSE	DESIGN FEATURES / TERMS

PSUs are generally forfeited if the NEO voluntarily terminates or is terminated for cause prior to the vesting date. Payout under other termination scenarios is described under “Potential Payments Upon Termination or Change of Control—Impact of Termination and Change of Control on Long-Term Equity-Based Incentive Plans.”

RSUs Align compensation directly with the Company’s stock price, encourages retention and increases stock ownership in the Company

Notional units that entitle the holder to receive an equal number of shares of stock upon vesting. Awards vest annually over three years. Unvested awards are generally forfeited by the NEO if the NEO voluntarily terminates or is terminated for cause prior to the vesting date. For a description of what happens under other termination scenarios, see “Potential Payments Upon Termination or Change of Control—Impact of Termination and Change of Control on Long-Term Equity-Based Incentive Plans.”

2022 Long-Term Incentive Awards

We typically determine the dollar value of the long-term incentive awards we want to deliver to the NEO to place total target compensation at the appropriate level for that position, based on market data, individual performance, and other relevant factors. While we consider long-term incentives to be primarily forward-looking, we may consider the Company’s and the NEOs’ performance in the prior year in determining the size of the awards. The table below shows the grants and corresponding value awarded to each NEO in February 2022.

	Target Value	RSUs	PSUs
Name	($)	(#)	(#)
Barton R. Brookman	$4,700,000	31,787	47,680
R. Scott Meyers	1,975,000	16,697	16,697
Lance A. Lauck	1,875,000	15,851	15,851
Nicole L. Martinet	1,325,000	11,201	11,201
David J. Lillo	1,262,000	10,669	10,669

In determining the number of RSUs and PSUs awarded, we determined the portion of the target value to be allocated to each type of award (60% PSUs and 40% RSUs for the CEO, 50% to each type of award for the other NEOs), and then divided the dollar amount of the target value allocated to each type of award by the five-day average closing stock price ending the day prior to the date of grant ($59.14 per share). The award values shown above differ from the accounting values reported in the Summary Compensation Table. The accounting value reflected in the Summary Compensation Table and 2022 Grants of Plan-Based Awards table is based on the grant date fair value of the awards on the date of grant.

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2020-2022 Performance Share Unit (PSU) Payout

In 2020, we granted PSUs covering the three-year period from January 1, 2020 through December 31, 2022. The Company’s relative TSR for the performance period ranked at the 77th percentile of its peers, and on an absolute basis, the Company achieved a greater than 50% annual return over the three-year performance period. The combination of those achievements resulted in a multiplier capped at 250% payout pursuant to the terms of the 2020 PSU award agreement. See the “Option Exercises and Stock Vested” table below for the actual amounts received by each NEO. The chart below shows the members of the peer group used for the 2020 PSU grant, each company’s TSR performance and their relative rankings at the end of the period.

Company	TSR	Rank	% Rank	Payout % (1)
SM Energy Company	259.2%	1	100%
Matador Resources Company	256.8%	2	93%
Devon Energy	187.8%	3	85%
PDC Energy, Inc.	174.0%	4	77%	250%
Cimarex Energy (2)	148.9%	5	70%
Permian Resources Corporation	123.9%	6	62%
Magnolia Oil and Gas Corporation	96.8%	7	54%
Parsley Energy, Inc.(2)	94.8%	8	47%
QEP Resources, Inc. (2)	67.7%	9	39%
WPX Energy, Inc. (2)	66.1%	10	31%
Callon Petroleum	(18.4%)	11	24%
Extraction Oil & Gas (3)	(100.0%)	12	16%
Whiting Petroleum Corporation (3)	(100.0%)	13	8%
Oasis Petroleum, Inc. (3)	(100.0%)	14	0%
(1)	Payout was determined based on the general formula, which provides for 100% payout if PDC is ranked at the 50th percentile of peers, a 25% payout if PDC is ranked at the 25th percentile of the peers, a 200% payout if PDC is ranked at the 90th percentile of the peers, and an interpolated payout if PDC’s percentile ranking is between any of those points. The outcome also includes an absolute TSR modifier if PDC’s annualized TSR is less than 5% or greater than 10% over the three year period. Lastly, the award was subject to a maximum payout cap of 250% of target.
(2)	Cimarex, Parsley, QEP and WPX have been acquired. The remaining TSR following their acquisition was determined utilizing the XOP Index as the Successor Index.
(3)	Whiting Petroleum, Extraction Oil & Gas and Oasis Petroleum filed for bankruptcy on April 24, 2020, June 14, 2020, and September 30, 2020, respectively, resulting in (100.0%) TSR for those peer companies for the performance period.

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OTHER ELEMENTS OF COMPENSATION

In addition to the elements of total target direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract and retain executives critical to our long-term success and to provide an overall compensation and benefits program that is competitive with other companies in our industry.

Element	Description and Purpose
Health and Welfare Benefits

We provide competitive health and welfare benefits that are intended to be comparable to those provided to employees at other companies in our industry. Our NEOs participate in our health and welfare programs on the same basis as all other employees.

Retirement Benefits (401(k) and Profit Sharing)

We provide retirement benefits that are intended to be comparable to those provided to employees at other companies in our industry. These benefits are intended to provide financial security by allowing employees to save for retirement through the Company’s 401(k) and Profit-Sharing Plan. The Company provides a dollar-for-dollar match up to 10% of compensation (up to IRS limits) plus a Profit-Sharing contribution that can range from 0% - 5% of compensation on an annual basis (up to IRS limits). Our NEOs participate in our 401(k) and Profit-Sharing Plan on the same basis as all other employees up to the IRS allowable limit.

For 2022, the 401(k) Match and Profit-Sharing Contribution for each NEO is shown in the Summary Compensation Table.
Perquisites

We provide modest perquisites for the convenience of our executives in meeting the demands of their positions, the value of which is generally consistent with those offered by other companies in our industry. These perquisites include a car allowance for business and personal use, athletic/non-golf club dues, and annual physicals.

For 2022, the value of the perquisites provided to each NEO is outlined in the Summary Compensation Table.
Severance and Change of Control Arrangements

We believe that severance protection plays a valuable role in attracting, motivating and retaining highly talented executives and that having an existing agreement in place is preferable to negotiating an exit package at the time of an NEO’s departure. Severance provisions give us the flexibility to make decisions regarding organizational issues with pre-established severance terms in place. In the event the Company faces an actual or potential change of control, severance benefits encourage executive officers to remain with the Company even though prospects for continued employment may be uncertain. We believe that the severance amounts that may be paid upon an involuntary termination following a change of control of the Company help to align the interests of the executive officers with the interests of the Company’s stockholders and strike a proper balance between the hiring, motivating and retention effects described above, and the need to avoid excessive benefits to executives. We consider these protections to be an important part of an executive’s compensation and believe that they are consistent with competitive practices in the oil and gas industry.

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Element	Description and Purpose

For a description of the severance programs and other individual arrangements, see “Potential Payments Upon Termination or Change of Control” and “Impact of Termination and Change of Control on Long-Term Equity-Based Incentive Plans.”

2023 COMPENSATION PROGRAM AND BOARD CHANGES

For 2023, the Company made additional changes to its compensation program and Board composition, including the following:

●	To further establish our commitment to safety, the Committee added contractor TRIR to the EHS quantitative metrics in our 2023 short-term incentive program so that it is now a four part composite score of contractor Total Recordable Incident Rate (“TRIR”), employee TRIR, Preventable Vehicle Accident Rate (“PVAR”) and spill rate.
●	In the qualitative goals of our 2023 short-term incentive program, we continued to include critical Company project goals related to ESG, technology and automation, operational innovation, Colorado permitting and shareholder returns.
●	We revised the 2023 PSU award framework to increase the required annualized absolute TSR goal to receive the maximum 250% modifier from +15% to +20%.
●	Our Board composition continues to reflect increased refreshment and diversity, with Pamela R. Butcher’s appointment to the Board in February 2022 as the latest addition.
o	Five of the Company’s seven Director nominees have been added to the Board since the beginning of 2020, demonstrating our commitment to continued refreshment and resulting in average Board tenure of approximately 3.6 years.
o	Three Director nominees are either female and/or self-identify as underrepresented minorities.

COMPENSATION PoLICIES AND PRACTICES

Process for Determining Executive Compensation

Annually, we review and approve our compensation program design, determine target total direct compensation, establish performance metrics under our annual and long-term incentive programs and determine award payouts based on achievement of Company and individual results. These discussions usually span numerous meetings and involve significant deliberation among the Committee, management, and the Consultant (as defined below) before approval. With respect to equity programs, we also consider the tax and accounting effect of the awards, dilution, and stock burn rates (based on total outstanding shares).

In determining target total direct compensation for our NEOs, we consider the following:

●	Our compensation objectives and philosophy;
●	Each NEO’s scope of responsibility, expertise and tenure;
●	The CEO’s assessment of the individual’s performance and the CEO’s recommendation regarding the compensation of the other NEOs; and
●	Market data for target total direct compensation (base salary, bonus targets and long-term incentives) from the peer group.

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Our view is that an executive’s target compensation should reflect the current market value for that position, provided the executive has performed well in the prior year. We may adjust the mix of cash and long-term incentives but we generally target around the median of the market in total direct compensation considering the factors listed above, although it often takes time for newly-promoted executives’ compensation to reach the market median.

Assessing the Effectiveness of Our Compensation Programs

Annually, we review summaries of each NEO’s compensation history as well as all compensation payable upon each NEO’s termination of employment, including upon a change of control of the Company. We also compare NEO pay relative to our peers and our share price performance to assess whether our programs as designed are truly paying for performance. The Committee uses these tools in addition to feedback from our stockholders, to determine whether changes to our program are needed.

Compensation Peer Group

In December 2021, the Committee approved the composition of the peer group of companies used for determining 2022 compensation. In selecting the peer group, the Committee considered whether changes to the previous year’s peer group were warranted based upon changes in the size, operations and/or capital structure of either the Company and/or the current or potential peer companies, including the following:

●	Size, scope and nature of business operations, ownership structure, prior financial performance and current financial information, including enterprise value, market capitalization, assets, production (amount and commodity mix), revenues, capital expenditures and reserves for each current peer company;
●	Assessment of this same information on potential new peers; and
●	Other factors that may render a current peer company no longer appropriate for inclusion in the peer group (e.g., financial status).

Once identified, the Committee typically utilizes this peer group for the following:

●	Compensation Benchmarking—to determine competitive total target direct compensation including base salaries, bonus targets and equity-based grants;
●	Total Shareholder Return—to measure relative total shareholder return under the Company’s PSU awards; and
●	Director Compensation—to determine outside Directors’ compensation.

Peer group compensation practices are determined using a combination of compensation data disclosed in the peers’ proxy statements and survey data for the peer group from Meridian Compensation Partners LLC’s “North America Oil and Gas Exploration and Production Survey.” The Company also uses this same survey as well as other industry surveys for determining compensation practices for the broader industry. The table below shows the peer groups for 2021 and 2022.

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PDC ENERGY, INC. - PROXY STATEMENT

2021 Peers		2022 Peers
Centennial Resource Development	Added	Callon Petroleum
Cimarex Energy	Callon Petroleum	Centennial Resources
CNX Resources Corp	Chesapeake Energy	Chesapeake Energy
Continental Resources	Civitas Resources	Civitas Resources
Devon Energy	Coterra Energy	CNX Resources
Diamondback Energy		Coterra Energy
Magnolia Oil and Gas		Diamondback Energy
Marathon Oil	Removed	Magnolia Oil & Gas
Matador Resources	Cimarex Energy	Marathon Oil
Ovintiv	Continental Resources	Matador Resources
QEP Resources	Devon Energy	Ovintiv
Range Resources	QEP Resources	Range Resources
SM Energy		SM Energy Company
Whiting Petroleum		Whiting Petroleum

2023 Peer Group Changes: Due to additional M&A, the Committee replaced Centennial and Whiting with Permian Resources and Chord Energy. The Company also added the S&P 400 Index to the 2023 peer group to help compare the Company’s performance against a broader market measure.

Role of Independent Compensation Consultant

The Committee has engaged Meridian Compensation Partners as an independent compensation consultant (the “Consultant”) to help develop and maintain executive compensation programs that are competitive and consistent with the Company’s compensation philosophy and policies. In retaining the Consultant, the Committee considers the following:

●	The Consultant’s reputation supporting compensation committees and familiarity with our executive compensation program design;
●	Experience of the Consultant in the energy exploration and production industry;
●	Range of compensation services offered by the Consultant; and
●	Independence of the Consultant, considering the independence factors outlined by the SEC.

The Committee determines the scope of the Consultant’s engagement, which includes:

●	Providing input into peer group identification and assessment;
●	Providing benchmarking on executive and outside director compensation for the Committee to use in its decision-making process;
●	Providing input into plan design discussions, payout alternatives and performance measures for annual and long-term incentives, individual compensation actions, and other aspects of compensation (e.g., employment agreements and perquisites);
●	Reviewing and providing feedback on the compensation-related disclosures in our proxy statement (including, for example, the new pay versus performance disclosures required this year); and

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●	Informing us about recent trends, best practices, and other developments affecting executive compensation.

The Consultant’s interactions with the Committee and management include the following:

●	The Consultant does not make recommendations on or approve the amount of compensation of any NEO;
●	The Committee may request information or advice directly from the Consultant and may direct the Company to provide information to, or solicit information from, the Consultant;
●	The Consultant regularly interacts with representatives of the Company and periodically with the CEO; and
●	The Consultant attends Committee meetings as requested.

The Committee annually reviews the engagement of the Consultant, and as a part of that process, reviews a summary of all services provided by the Consultant and related costs. Except as set forth above, the Consultant did not perform any other material services for the Company. The Consultant did not have any business or personal relationships with Committee members or executive officers of the Company and did not own any stock of the Company. The Consultant maintains policies and procedures designed to avoid such conflicts of interest. Accordingly, the Committee determined that the Consultant was not subject to any significant conflicts of interest.

Role of Management

As is customary, our CEO plays a significant role in determining the compensation levels of our other NEOs, which includes:

●	Recommending quantitative and qualitative performance measures under our annual cash incentive program;
●	Assessing the performance of the other NEOs; and
●	Recommending base salaries, annual incentive targets and long-term incentive awards for the forthcoming year, and annual incentive awards for the prior year, in each case for the other NEOs.

At the Committee’s request, the CEO and other NEOs may also play a role in determining the following:

●	Quantitative and qualitative performance measures under our short-term incentive program;
●	Proposed peer group companies;
●	Design changes to our compensation and benefits programs; and
●	Assessment of the Company’s performance for the year with respect to achievement of performance measures under the annual incentive program.

The Committee determines each element of the CEO’s compensation with input from the Consultant. The Committee also determines each element of compensation for the other NEOs with input from the Consultant and the CEO. The CEO is not present during voting or deliberations concerning his own compensation.

Tax and Accounting Considerations

With respect to compensation paid under the Company’s plans, arrangements and agreements, we consider the impact of the applicable tax laws and accounting rules, including but not limited to Section 409A,

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Section 280G and Section 4999 of the Code. Currently, none of our severance arrangements or agreements provide for a gross-up for excise tax under Code Section 4999 and all our programs are intended to be either exempt from or to comply with Code Section 409A. We note that Section 162(m) of the Code limits the amount of compensation that we may deduct in any year to $1,000,000 per person with respect to our CEO and certain other highly compensated executive officers whose compensation is or has been included in the Company’s proxy statement. Although we consider the impact of Code Section 162(m), the focus of our programs is on driving Company performance, irrespective of whether compensation may be non-deductible because of the application of Code Section 162(m).

Clawback Policy

The NEOs are currently either covered under our clawback policy or, in the case of Mr. Lauck, a clawback provision in his grandfathered employment contract. Currently, the clawback policy and contractual provisions are identical and require the executive to reimburse all or a portion of their annual bonus, as described below, if the Company is required to restate its financial statements due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws. The reimbursements are equal to the difference between the bonus paid to the executive for the affected year(s) and the bonus that would have been paid to the executive had the financial results been properly reported. These clawback requirements are in addition to any clawback requirements contained in applicable statutes or regulations. We expect to update our clawback policy in the coming year to comply with new NASDAQ listing requirements to be adopted pursuant to recent SEC clawback rules issued under Section 954 of the Dodd-Frank Act.

Stock Ownership

We have established Stock Ownership Guidelines for NEOs that are reviewed annually when compensation decisions are made. In satisfying the Stock Ownership Guidelines, NEOs are expected to:

●	Comply with the ownership guidelines within five years of becoming a NEO; and
●	Retain the net shares acquired through the vesting of RSUs and PSUs and the exercise of SARs if the NEO has not satisfied the required ownership level.

As of December 31, 2022, all of our NEOs exceeded the minimum stock ownership requirements as set forth in the table below.

		Number of	Number of
	Stock	Shares	Qualifying
	Ownership	Required To	Shares Owned
Name/Year of Executive Status	Guidelines	Own(1)	at Year End
Barton R. Brookman (2008)	5x Base Salary	67,484	365,556
R. Scott Meyers (2018)	3x Base Salary	22,675	108,994
Lance A. Lauck (2009)	4x Base Salary	28,690	138,535
Nicole L. Martinet (2019)	3x Base Salary	21,055	44,066
David J. Lillo (2020)	3x Base Salary	18,973	57,743

(1) Using the average daily closing price of the Company’s stock in December 2022, which was $64.83.

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Qualifying holdings used to determine compliance with the minimum ownership requirements include stock owned directly and unvested time-based RSUs. PSUs and SARs are not included. Stock ownership requirements applicable to our NEOs are described under our Stock Ownership Guidelines, which can be reviewed on the Company’s website at www.pdce.com under “Corporate Governance.” The Company’s website materials are not incorporated by reference into this Proxy Statement.

Risk Management

We perform an annual risk assessment regarding our compensation programs. Based on our most recent assessment, we do not believe the Company’s executive or non-executive compensation structure is reasonably likely to have a material adverse effect on the Company. Risk-mitigating features of our executive and non-executive compensation structure include:

●	A balance of short-term and long-term incentive programs to maintain focus on both elements of Company performance;
●	Limitations on awards payable to any individual under our incentive programs, along with Compensation Committee discretion to decrease the qualitative portion of annual incentive payouts in the event it believes excessive risk was taken;
●	“Clawback” provisions applicable to all NEOs through the terms of their employment agreements or the Company’s Clawback Policy;
●	Stock ownership requirements for our NEOs and Non-Employee Directors; and
●	An Insider Trading Policy that prohibits Directors and senior employees from transacting in Company shares without first obtaining pre-clearance from the Company’s General Counsel, even during open trading windows.

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SUMMARY COMPENSATION TABLE

						Nonequity
				Stock	Options/	Incentive Plan	All Other	Total
		Salary	Bonus(1)	Awards(2)(3)	SARs	Compensation	Compensation(4)(5)	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Barton R. Brookman	2022	$875,000	$6,000	$6,987,523	$—	$1,017,188	$55,756	$8,941,467
President and Chief	2021	850,000	2,000	7,351,198	—	1,564,000	57,040	9,824,238
Executive Officer	2020	803,000	—	6,085,896	—	938,400	53,911	7,881,207
R. Scott Meyers(6)	2022	490,000	6,000	2,770,032	—	410,130	47,050	3,723,212
Executive Vice President,	2021	475,000	2,000	2,767,565	—	684,000	52,290	3,980,855
Chief Financial Officer	2020	401,000	—	2,265,067	—	367,200	40,500	3,073,767
Lance A. Lauck	2022	465,000	6,000	2,629,681	—	389,205	57,000	3,546,886
Executive Vice President,	2021	455,000	2,000	2,715,898	—	655,200	54,850	3,882,948
Corp. Dev. and Strategy	2020	430,000	—	2,265,067	—	393,120	49,600	3,137,787
Nicole L. Martinet	2022	455,000	6,000	1,858,246	—	338,520	51,999	2,709,765
Senior Vice President,	2021	440,000	2,000	1,845,043	—	563,200	49,900	2,900,143
General Counsel and Secretary	2020	378,000	—	1,399,787	—	307,200	44,297	2,129,284
David J. Lillo(7)	2022	410,000	6,000	1,769,987	—	305,040	54,305	2,545,332
Senior Vice President,	2021	400,000	2,000	1,623,648	—	512,000	56,250	2,593,898
Operations	2020	424,000	—	159,904	—	307,200	48,200	939,304

(1)	In 2022, each of our executives received an appreciation bonus of $6,000. These special bonuses were of the same amount as given to all Company employees, as applicable.
(2)	In accordance with SEC rules, the amounts reported in the above table reflect the aggregate grant date fair value of RSU and PSU awards, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures for awards subject to performance conditions and including the right to receive dividend equivalents on all awards. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements, as set forth in Note 14 to the financial statements included in the Annual Report on Form 10-K filed with the SEC on February 22, 2023. The 2022 grants are described in “Long-Term Equity-Based Incentive Awards” and detailed in the “Grants of Plan-Based Awards” table.
(3)	2022 PSUs included in the stock awards total for Messrs. Brookman, Meyers, Lauck and Lillo, and Ms. Martinet are listed at their grant date fair values, as computed utilizing the Monte Carlo pricing model, which was $107.85 per share, calculated at target as $5,142,288, $1,800,771, $1,709,530, $1,150,652, and $1,208,028, respectively. The value of the 2022 PSUs on the grant date for Messrs. Brookman, Meyers, Lauck, Lillo and Ms. Martinet, assuming the maximum level of achievement of the performance conditions and based on the market value of $58.05 per share of our stock on the grant date, was $6,919,560, $2,423,152, $2,300,376, $1,548,339 and $1,625,545, respectively.
(4)	Amounts shown in this column for 2022 are detailed below in the “All Other Compensation” table.
(5)	During 2022, the Company accrued dividend equivalents of up to $1.95 per share covered by each unvested RSU or PSU. Accrued dividend equivalents are not separately reportable in this column as the grant date fair value of all RSU and PSU awards already includes the right to receive dividend equivalent amounts.
(6)	Mr. Meyers was promoted to Executive Vice President on February 18, 2023.
(7)	Mr. Lillo was appointed to the Senior Management Team in September 2020. His 2020 salary includes $45,756 in accrued paid time off paid out in connection with his appointment. His 2020 compensation also includes RSUs granted to him prior to his appointment. He did not receive PSUs in 2020.

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ALL OTHER COMPENSATION

		401(k)	Annal Profit		Total
		Matching	Sharing		All Other
		Contribution(1)	Contribution(2)	Perquisites(3)	Compensation
Name	Year	($)	($)	($)	($)
Barton R. Brookman	2022	$27,000	$9,150	$19,606	$55,756
R. Scott Meyers	2022	20,500	9,150	17,400	47,050
Lance A. Lauck	2022	27,000	9,150	20,850	57,000
Nicole L. Martinet	2022	20,500	9,150	22,349	51,999
David J. Lillo	2022	27,000	9,150	18,155	54,305
(1)	Represents the Company’s annual matching contribution to the Company’s 401(k) and Profit-Sharing Plan.
(2)	Represents the Company’s annual profit-sharing contribution to the Company’s 401(k) and Profit-Sharing Plan.
(3)	Represents total value of perquisites provided by the Company. Perquisites include automobile allowances, health club and non-health club related dues, annual physical cost, and certain spousal travel costs. No individual perquisite exceeded $25,000.

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GRANTS OF PLAN-BASED AWARDS

								All Other	All Other		Grant Date
								Stock	Option	Exercise	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts			Awards	Awards	or Base	of Stock
		Non‑Equity Incentive Plan			Under Equity Incentive Plan			Number of	Securities	Price of	and
		Awards (1)			Awards			Shares of	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Options	Awards	Awards(2)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)
Barton R. Brookman		$0	$1,093,750	$2,187,500	—	—	—	—	—	—	—
	2/16/2022	—	—	—	0	47,680	119,200	—	—	—	$5,142,288	(3)
	2/16/2022	—	—	—	—	—	—	31,787	—	—	1,845,235	(4)
R. Scott Meyers		0	441,000	882,000	—	—	—	—	—	—	—
	2/16/2022	—	—	—	0	16,697	41,743	—	—	—	1,800,771	(3)
	2/16/2022	—	—	—	—	—	—	16,697	—	—	969,261	(4)
Lance A. Lauck		0	418,500	837,000	—	—	—	—	—	—	—
	2/16/2022	—	—	—	0	15,851	39,628	—	—	—	1,709,530	(3)
	2/16/2022	—	—	—	—	—	—	15,851	—	—	920,151	(4)
Nicole L. Martinet		0	364,000	728,000	—	—	—	—	—	—	—
	2/16/2022	—	—	—	0	11,201	28,003	—	—	—	1,208,028	(3)
	2/16/2022	—	—	—	—	—	—	11,201	—	—	650,218	(4)
David J. Lillo		0	328,000	656,000	—	—	—	—	—	—	—
	2/16/2022	—	—	—	0	10,669	26,673	—	—	—	1,150,652	(3)
	2/16/2022	—	—	—	—	—	—	10,669	—	—	619,335	(4)
(1)	Represents target and maximum cash awards payable under the Company’s annual incentive plan.
(2)	The grant date fair value of each RSU and PSU award includes the right to receive dividend equivalent amounts.
(3)	Represents annual PSU awards under the 2018 Amended and Restated Long Term Equity Plan (“2018 Equity Plan”). Grant date fair value is computed by multiplying the target number of PSUs awarded by the grant date fair value as computed utilizing the Monte Carlo pricing model, which was $107.85 per share.
(4)	Represents annual time-based RSU awards under the 2018 Equity Plan. Grant date fair value for RSUs is computed by multiplying the number of RSUs awarded by the closing price of the Company’s common stock, as reported on the NASDAQ Global Select Market on the date of grant of February 16, 2022, which was $58.05.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

							Equity Incentive Plan
							Awards
	Options/SAR Awards				Number		Number of	Market
	Number of Securities				of Shares	Market Value	Unearned	Value of
	Underlying Unexercised				of Stock	of Shares of	Shares of	Unearned
	Options/SARs Held at		Option/SAR	Option/SAR	That	Stock That	Stock That	Shares That
	December 31, 2022		Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Price (1)	Date	Vested (2)	Vested (3)	Vested (4)	Vested (3)
Name	(#)	(#)	($)	(Date)	(#)	($)	(#)	($)
Barton R. Brookman	—	—	—		104,161	$6,612,140	178,575	$11,335,941
	26,643	—	39.63	1/13/2025	—	—	—	—
	29,036	—	51.63	1/10/2026	—	—	—	—
	23,886	—	74.57	1/16/2027	—	—	—	—
R. Scott Meyers	—	—	—		52,370	3,324,448	60,459	3,837,937
Lance A. Lauck	—	—	—		51,110	3,244,463	58,641	3,722,531
	11,445	—	51.63	1/10/2026	—	—	—	—
	8,599	—	74.57	1/16/2027	—	—	—	—
Nicole L. Martinet	—	—	—		34,326	2,179,014	40,396	2,564,338
David J. Lillo	—	—	—		32,153	2,041,072	36,597	2,323,178

(1)	The exercise price related to the SARs does not represent capital payable to the Company, but rather represents the base from which the stock appreciation value will be determined on the date of exercise.
(2)	Represents RSUs of Messrs. Brookman, Meyers, Lauck and Lillo and Ms. Martinet which vest as set forth in the following table:

	Number of RSUs that Vest on:
	2/25/2023	4/1/2023	2/25/2024	2/25/2025	Total
Barton R. Brookman	60,734	—	32,831	10,596	104,161
R. Scott Meyers	30,150	—	16,654	5,566	52,370
Lance A. Lauck	29,661	—	16,165	5,284	51,110
Nicole L. Martinet	19,466	—	11,126	3,734	34,326
David J. Lillo	10,061	8,474	10,061	3,557	32,153

(3)	The market value of these RSUs and PSUs is based on the closing price of the Company’s common stock of $63.48, as reported on the NASDAQ Global Select Market on December 30, 2022, which was the last trading day of the year. Although not included in the table above, the total amount of dividend equivalents accumulated on unvested RSUs as of December 31, 2022, for Messrs. Brookman, Meyers, Lauck, Lillo and Ms. Martinet was $265,356, $132,800, $129,987, $81,175 and $86,823, respectively. Although not included in the table above, the total amount of dividend equivalents accumulated on unvested PSUs at 100% of target as of December 31, 2022, for Messrs. Brookman, Meyers, Lauck, Lillo and Ms. Martinet was $374,136, $126,031, $122,636, $75,642 and $84,157, respectively.
(4)	Represents PSUs granted in 2021 and 2022, which are contingent upon the achievement of certain specified performance goals. PSUs granted in 2021 have a 3-year performance period ending December 31, 2023 and are reported at a 117% payout based on interim results through December 31, 2022. PSUs granted in 2022 have a 3-year performance period ending December 31, 2024 and are reported at a 129% payout based on interim results through December 31, 2022. Actual payouts cannot be determined until the end of the respective performance period. For a description of the PSUs granted in 2022, see “Long Term Incentive Awards.”

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OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise(1)	Exercise(2)	Vesting (3)	Vesting (4)
Name	(#)	($)	(#)	($)
Barton R. Brookman	26,410	$605,860	384,226	$23,900,949
R. Scott Meyers	—	—	132,458	8,194,082
Lance A. Lauck	32,404	973,926	133,397	8,245,939
Nicole L. Martinet	—	—	81,041	5,019,255
David J. Lillo	—	—	19,951	1,387,524
(1)	Represents the gross number of stock appreciation rights exercised in 2022.
(2)	The value realized upon exercise is equal to the product of the number of shares acquired upon exercise multiplied by the excess of the fair market value of one share of our common stock on the exercise date less the base amount of the stock appreciation right.
(3)	The number of shares includes RSUs and PSUs that vested in 2022.
(4)	The table below shows the number and value of RSUs and PSUs included in these columns. The value of the RSUs and PSUs that vested in 2022 is determined by multiplying the number of units vested by the market value of PDC stock on the vesting date. The PSUs that vested in 2022 covered the three-year period January 1, 2020, through December 31, 2022, and paid out at 250% of target. See “2020-2022 Performance Share Unit (PSU) Payout” for more information. Although not included in the table above, the value of dividend equivalents paid on the vested RSUs and PSUs to Messrs. Brookman, Meyers, Lauck, Lillo and Ms. Martinet was $942,584, $311,308, $312,116, $20,519 and $191,683, respectively.

	RSUs	RSUs Value	PSUs	PSUs Value
Name	(#)	($)	(#)	($)
Barton R. Brookman	70,303	$3,973,117	313,923	$19,927,832
R. Scott Meyers	31,230	1,768,129	101,228	6,425,953
Lance A. Lauck	32,169	1,819,986	101,228	6,425,953
Nicole L. Martinet	18,483	1,048,073	62,558	3,971,182
David J. Lillo	19,951	1,387,524	—	—

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POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE OF CONTROL

The Company may be obligated to pay benefits to Messrs. Brookman, Meyers and Lillo and Ms. Martinet (and any future NEOs) under the Executive Severance Compensation Plan dated September 24, 2012, as amended and restated on June 25, 2020 (the “Severance Plan”) and, with respect to Mr. Lauck, under his grandfathered employment agreement dated April 19, 2010, as amended and restated August 4, 2020 (the “Lauck Employment Agreement”). The primary purpose of the Severance Plan and the severance provisions of the Lauck Employment Agreement are to provide severance benefits in the event of the termination of the NEO by the Company without “just cause” or termination by the NEO for “good reason,” either prior to or following a change of control of the Company. Upon a change of control, the Severance Plan and the Lauck Employment Agreement provide benefits if an executive is terminated by the acquiring company “without cause” or by the executive for “good reason” (i.e., they are “double-trigger” in nature). The Severance Plan provides a benefit offset so that cash benefits paid upon severance would be reduced by any other severance benefits that the executive could be entitled to receive under another Company plan. The Lauck Employment Agreement provides benefits like those provided under the Severance Plan, but it varies in the amounts of cash benefit provided to Mr. Lauck.

The severance benefits the NEO would receive under the Severance Plan and the Lauck Employment Agreement under various termination scenarios are summarized below:

	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON	TERMINATION DUE TO CHANGE OF CONTROL	CONTROLLING PLAN OR AGREEMENT
Barton R. Brookman	2 times sum of base salary and target bonus	3 times sum of base salary and target bonus plus a pro-rata target bonus for year of termination	Severance Plan
R. Scott Meyers	1.5 times sum of base salary and target bonus	2.5 times sum of base salary and target bonus plus a pro-rata target bonus for year of termination	Severance Plan
Lance A. Lauck	2 times sum of highest base salary and highest bonus of last two years	3 times sum of highest base salary and highest bonus of last two years	Lauck Employment Agreement
Nicole L. Martinet	1.5 times sum of base salary and target bonus	2.5 times sum of base salary and target bonus plus a pro-rata target bonus for year of termination	Severance Plan
David J. Lillo	1.5 times sum of base salary and target bonus	2.5 times sum of base salary and target bonus plus a pro-rata target bonus for year of termination	Severance Plan

In addition to the above, the NEO would be eligible for continuation of health benefits for up to 36 months. As a condition of receiving severance benefits under the Severance Plan and under the terms of the Lauck Employment Agreement, each NEO is subject to a non-disclosure covenant and a non-compete covenant pursuant to which the NEO is prohibited for a period of one year following his or her termination from engaging in any competing business in any county in which the Company is doing business or any adjacent county. In addition, the NEO is prohibited from soliciting employees from the Company for up to two years (varies by individual agreement) following termination. To aid in the enforcement of these provisions, prior to

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a change of control of the Company, the Severance Plan provides for payment of the severance benefits over 12 months. Under the terms of the Lauck Employment Agreement, however, Mr. Lauck would receive severance benefits within 40 days following a qualifying termination.

The Lauck Employment Agreement contains a clawback provision and the executives covered under the Severance Plan are covered under the Company’s clawback policy. See “Clawback Policy” discussion above. The Lauck Employment Agreement automatically extends for 12 months on December 31 of each year prior to the last year of the employment agreement (or any extensions thereof) unless either party gives notice of non-renewal at least 30 days prior to such December 31 automatic extension date.

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IMPACT OF TERMINATION AND CHANGE OF CONTROL ON LONG-TERM EQUITY-BASED INCENTIVE PLANS

The following table outlines the effect on outstanding unvested long-term incentive awards under various termination scenarios and upon a change of control of the Company based on the terms of the 2010 Amended and Restated Long Term Equity Plan (the “2010 Equity Plan”), the 2018 Long Term Equity Plan, as amended (the “2018 Equity Plan”), related grant agreements and the Lauck Employment Agreement:

TERMINATION SCENARIO/CHANGE OF CONTROL(1)(2)	RESTRICTED STOCK/SARs/OPTIONS	PERFORMANCE SHARE UNITS(3)
Voluntary Termination	Forfeited	Forfeited
Termination for Cause	Forfeited	Forfeited
Termination by Company Without Cause or Executive for Good Reason Prior to Change of Control	Vests	Mr. Lauck: Forfeited
Executives in Severance Plan:
Portion to be potentially earned at end of performance period determined at time of termination at the sole discretion of the Committee.
Death	Vests	Earned at 100% if death occurs in first two years of performance period. Earned based on actual results if death occurs after first two years of performance period.
Disability	Vests	Earned based on performance at end of performance period.
Occurrence of a Change of Control

Double trigger vesting applies. Vesting is contingent on continued employment through original vesting dates, subject to accelerated vesting upon death, disability, termination without cause or termination for good reason.

Double trigger vesting applies. Performance is measured through the date of the change of control to determine the number of PSUs potentially earned. That number of PSUs is then earned at the end of the originally scheduled performance period based on continued employment, subject to accelerated vesting upon death, disability, termination without cause or termination for good reason.

(1)	Except as noted otherwise, award treatment is the same regardless of when the award was issued.
(2)	The Company’s Award agreements provide for potential vesting upon retirement as determined by the Compensation Committee in its sole and absolute discretion.
(3)	Except as noted otherwise, PSU treatment for each scenario listed is the same for those covered by the Severance Plan and the Lauck Employment Agreement.

CHANGE OF CONTROL EXCISE TAX PROVISION

The Company currently provides no income tax gross-up or excise tax gross-up for taxes that may be imposed on “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code. The Severance Plan and Mr. Lauck’s employment agreement provide that if it is determined that any payment or distribution by the Company to or for the executive’s benefit would constitute an “excess parachute payment,” the Company will either (1) pay the total amount to the executive and he would be responsible for the 20% excise tax; or (2) reduce the executive’s payments such that the executive receives no “excess parachute payments,” whichever amount would give the executive the greater benefit on a net, after-tax basis. Although the Company would be denied a tax deduction for such excess parachute payments under alternative (1) above, the Committee believes the provision strikes an appropriate balance between cost to the Company and the provision of promised benefits to the executive.

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ESTIMATED TERMINATION AND CHANGE of CONTROL BENEFITS

The tables below and the discussion that follows show compensation payable to each of our NEOs upon various termination scenarios both before and after a change of control of the Company (defined in the tables as “COC”). The amounts shown assume that termination occurred on December 31, 2022, that the closing price per share on such date was $63.48, and, in the event of termination due to change of control, the executive’s benefit is not reduced as a result of Section 280G or Section 4999 of the Code (as described above). The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Barton R. Brookman

		Termination by Company
	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—	$3,937,500	(1)	$5,906,250	(2)	$—		$—
Pro-rata Bonus	—	—		1,093,750	(3)	—		—
Acceleration of Unvested Equity
RSUs(12)	—	6,612,140		6,612,140		6,612,140		6,612,140
PSUs(13)	—	—	(4)	11,335,941	(5)	9,378,345	(6)	11,335,941	(7)
Benefits
Health Benefits Continuation	—	50,319	(8)	50,319	(8)			—
Total	$—	$10,599,959		$24,998,400		$15,990,485		$17,948,081
1)

R. Scott Meyers

		Termination by Company
	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—	$1,396,500	(1)	$2,327,500	(2)	$—		$—
Pro-rata Bonus	—	—		441,000	(3)	—		—
Acceleration of Unvested Equity
RSUs(12)	—	3,324,448		3,324,448		3,324,448		3,324,448
PSUs(13)	—	—	(4)	3,837,937	(5)	3,171,524	(6)	3,837,937	(7)
Benefits
Health Benefits Continuation	—	87,723	(8)	87,723	(8)	—		—
Total	$—	$4,808,671		$10,018,608		$6,495,972		$7,162,385
2)

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PDC ENERGY, INC. - PROXY STATEMENT

Lance A. Lauck

			Termination by Company
	Voluntary or		Without Cause or by Exec
	Termination		for Good Reason
	for Cause		Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—		$2,240,400	(1)	$3,360,600	(2)	$—		$—
Salary Continuation	—		—		—		232,500	(9)	348,750	(10)
Pro-rata Bonus	418,500	(3)	—		—		—		—
Acceleration of Unvested Equity
RSUs(12)	—		3,244,463		3,244,463		3,244,463		3,244,463
PSUs(13)	—		—	(11)	3,722,531	(5)	3,078,399	(6)	3,722,531	(7)
Benefits
Health Benefits Continuation	—		56,101	(8)	56,101	(8)	—		—
Total	$418,500		$5,540,964		$10,383,695		$6,555,362		$7,315,744
3)

Nicole L. Martinet

		Termination by Company
	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—	$1,228,500	(1)	$2,047,500	(2)	$—		$—
Pro-rata Bonus	—	—		364,000	(3)	—		—
Acceleration of Unvested Equity
RSUs(12)	—	2,179,014		2,179,014		2,179,014		2,179,014
PSUs(13)	—	—	(4)	2,564,338	(5)	2,118,772	(6)	2,564,338	(7)
Benefits
Health Benefits Continuation	—	87,723	(8)	87,723	(8)	—		—
Total	$—	$3,495,237		$7,242,575		$4,297,786		$4,743,352

David J. Lillo

		Termination by Company
	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death	Disability
Cash Compensation
Cash Severance	—	$1,107,000	(1)	$1,845,000	(2)	$—	$—
Pro-rata Bonus	—	—		328,000	(3)	—	—
Acceleration of Unvested Equity

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RSUs(12)	—	2,041,072		2,041,072		2,041,072		2,041,072
PSUs(13)	—	—	(4)	2,323,178	(5)	1,916,080	(6)	2,323,178	(7)
Benefits
Health Benefits Continuation	—	87,723	(8)	87,723	(8)	—		—
Total	$—	$3,235,795		$6,624,973		$3,957,152		$4,364,250
(1)	Cash severance is equal to (a) 2 times the sum of base salary and target bonus for Mr. Brookman, (b) 1.5 times the sum of base salary and target bonus for Messrs. Meyers and Lillo and Ms. Martinet and (c) 2 times the sum of base salary and highest bonus paid in last two years for Mr. Lauck.
(2)	Cash severance is equal to (a) 3 times the sum of base salary and target bonus for Mr. Brookman, (b) 2.5 times the sum of base salary and target bonus for Messrs. Meyers and Lillo and Ms. Martinet and (c) 3 times the sum of highest base salary and highest bonus paid in last two years for Mr. Lauck.
(3)	Under the terms of the Severance Plan, Messrs. Brookman, Meyers, and Lillo and Ms. Martinet are entitled to a pro-rata target bonus if termination is related to a COC. Per the terms of the Lauck Employment Agreement, Mr. Lauck is entitled to a pro-rata bonus if terminated for cause. Bonus amounts for 2022 are not determined until after December 31 and are subject to forfeiture until paid. As a result, the pro-rata bonus shown is based on target bonus for 2022.
(4)	The Committee has the discretion to allow all or a portion (up to 250%) of the target PSUs to remain outstanding and to be earned based on Company performance at the end of the performance period. Since no amount is guaranteed, no value is included for the PSUs.
(5)	The value shown for PSUs upon a COC assumes (a) for 2021 PSUs, the number of units earned based on interim performance through the date of COC is 117% of target, and (b) for 2022 PSUs, the number of units earned based on interim performance through the date of COC is 129% of target.
(6)	The value shown for PSUs upon death reflects the target number of units (100%) for 2021 and 2022 PSUs.
(7)	The value shown for PSUs upon disability assumes for 2021 and 2022 PSUs, the number of units earned based on performance through December 31, 2022, is 117% and 129% of target, respectively. However, under the respective award agreements, the units earned will be based on actual performance measured at the end of the applicable performance periods.
(8)	Cost of Company-subsidized COBRA premium to continue health, vision and dental coverage to executive and any covered dependents for a 36-month period.
(9)	In the event of death, executive would receive a lump sum payment equal to six months base salary.
(10)	In the event of short-term disability, base salary would continue for 13 weeks. Upon qualifying for long-term disability, executive would receive an additional lump sum payment equal to six months’ base salary.
(11)	PSUs awarded in 2021 and 2022 would be forfeited.
(12)	The amounts shown for RSUs do not include the amount of dividend equivalents accumulated on unvested RSUs. As of December 31, 2022, the amounts accumulated for Messrs. Brookman, Meyers, Lauck, Lillo and Ms. Martinet was $265,356, $132,800, $129,987, $81,175 and $86,823, respectively.
(13)	The amounts shown for PSUs do not include the amount of dividend equivalents accumulated on unvested PSUs at 100% of target as of December 31, 2022, for Messrs. Brookman, Meyers, Lauck, Lillo and Ms. Martinet was $374,136, $126,031, $122,636, $75,642 and $84,157, respectively.

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PDC ENERGY, INC. - PROXY STATEMENT

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing rules under Item 402(v) of Regulation S-K, we are providing the following pay versus performance disclosure. For additional information concerning our executive compensation programs, please refer to our Compensation Discussion and Analysis above.

Pay Versus Performance Table

Average
			Summary	Average	Value of Initial Fixed
			Compensation	Compensation	$100 Investment Based On:(4)
	Summary		Table Total	Actually Paid		Peer Group
	Compensation	Compensation	for Non-CEO	to Non-CEO	Total	Total		Adjusted
	Table Total	Actually Paid	Named Executive	Named Executive	Shareholder	Shareholder	Net	Free Cash
Year	for CEO	to CEO(1)(3)	Officers	Officers(2)(3)	Return	Return(5)	Income(6)	Flow(7)
	($)	($)	($)	($)	($)	($)	($)	($) Millions
2022	$8,941,467	$18,244,543	$3,131,299	$5,519,722	$254.49	$191.50	$1,778,121,000	$1,420.6
2021	9,824,238	30,461,052	3,339,461	8,631,625	189.92	120.82	522,311,000	949.0
2020	7,881,207	7,574,373	2,420,501	2,602,676	78.45	64.58	(724,320,000)	399.3

(1)	The amounts reported in this column reflect “compensation actually paid” (“CAP”) to our CEO, Barton J. Brookman, for fiscal years 2020, 2021, and 2022. Compensation actually paid is determined in accordance with SEC requirements and does not reflect the actual amount of compensation earned by or paid to an executive during a covered year. Compensation actually paid to Mr. Brookman was determined in accordance with SEC rules by adjusting the total compensation reported for Mr. Brookman in the Summary Compensation Table for the indicated fiscal years as shown in the table below.

	CEO's Summary Compensation Table Total Reconciliation
	2020	2021	2022
Summary Compensation Table total for the CEO	$7,881,207	$9,824,238	$8,941,467

Less Grant Date fair value of stock awards as reported in the Summary Compensation Table for the covered year	(6,085,896)	(7,351,198)	(6,987,523)
Plus Fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	6,554,270	12,517,147	6,697,631
Plus Change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	(444,699)	10,604,537	1,312,039
Plus Fair value of stock awards that are granted and vest in the covered fiscal year	0	0	0
Plus Change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	(330,509)	4,450,747	7,177,579
Less Fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	0	0	0
Plus The dollar value of all dividends or dividend equivalent amounts paid or accrued on awards in the covered fiscal year	0	415,581	1,103,351

Compensation Actually Paid to the CEO	7,574,373	30,461,052	18,244,543

(2)	The amounts reported in this column reflect the average compensation actually paid to our non-CEO NEOs for fiscal years 2020, 2021, and 2022. As described above, compensation actually paid to each executive is determined in accordance with SEC requirements and does not reflect the actual amount of compensation earned by or paid to an executive during a covered year. Average compensation actually paid to our non-CEO NEOs was determined in accordance with SEC rules by adjusting the average total compensation reported for the non-CEOs in the Summary Compensation Table for the indicated fiscal years as shown in the table below. The NEOs (other than the CEO) whose compensation is used to calculate amounts in the pay for performance table above for fiscal year 2020 are R. Scott Meyers, Lance A. Lauck, Nicole Martinet, David J. Lillo and Scott Reasoner. The NEOs (other than the CEO)

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whose compensation is used to calculate amounts in the pay for performance table above for fiscal years 2021 and 2022 are R. Scott Meyers, Lance A. Lauck, Nicole Martinet, and David J. Lillo.

	Non-CEO NEO's Summary Compensation Table Total Reconciliation
	2020	2021	2022
Average of Summary Compensation Table total for non-CEO NEOs	$2,420,501	$3,339,461	$3,131,299

Less Average of grant date fair value of stock awards as reported in the Summary Compensation Table for the covered year	(1,640,559)	(2,238,038)	(2,256,987)
Plus Average of fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	1,695,112	3,802,513	2,198,895
Plus Average of the change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	(109,700)	2,560,417	491,324
Plus Average of fair value of stock awards that are granted and vest in the covered fiscal year	613,034	0	0
Plus Average of change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	(375,712)	1,053,551	1,664,159
Less Average of the fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	0	0	0
Plus The dollar value of all dividends or dividend equivalent amounts paid or accrued on awards in the covered fiscal year	0	113,721	291,032

Average Compensation Actually Paid to the non-CEO NEOs	2,602,676	8,631,625	5,519,722

(3)	There are no assumptions made in the valuation of stock awards that differ from those disclosed as of the grant date of such awards.
(4)	Represents the value as of the end of each relevant calendar year of a hypothetical $100 investment in our common stock on December 31, 2019, assuming the reinvestment of dividends.
(5)

The peer group used for this calculation is the Standard and Poor’s Oil and Gas Exploration and Production ETF (“XOP”), consistent with the stockholder performance graph set forth in our Form 10-K for 2022.

(6)	“Net Income” means the Company’s GAAP net income for the relevant year as reported in our Audited Financial Statements filed on Form 10-K for the fiscal year ended December 31, 2022.
(7)

The SEC rules require that we designate the most important financial measure that we used to link compensation actually paid to our NEOs in 2022 with company performance. For 2022, we have selected “Adjusted Free Cash Flow,” as that measure. Adjusted Free Cash Flow is a non-GAAP financial measure and is defined as net cash from operating activities, before changes in working capital, less oil & gas capital investments. All amounts reflected are in millions of dollars. See Appendix A for a reconciliation to GAAP.

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PDC ENERGY, INC. - PROXY STATEMENT

Tabular List of Pay Versus Performance measures

The following table contains the most important financial and non-financial performance measures used by the Company to link the compensation actually paid to our NEOs for the most recently completed fiscal year to company performance:

MOST IMPORTANT FINANCIAL and Non-Financial MEASURES USED TO LINK COMPENSATION ACTUALLY PAID TO COMPANY PERFORMANCE
●EHS Scores (comprised of spill rate, TRIR and PVAR metrics)
●CROCI
●ESG Score (comprised of GHG intensity and methane intensity metrics)
●Adjusted FCF
●LOE + G&A Expense
●Absolute TSR
●Relative TSR

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DESCRIPTION OF RELATIONSHIPS BETWEEN COMPENSATION ACTUALLY PAID AND CERTAIN FINANCIAL PERFORMANCE MEASURES

The following charts illustrate, across the years covered in the Pay Versus Performance Table, the relationships between (1) our cumulative TSR and the cumulative TSR for the index peer group reflected in the Pay Versus Performance Table (Adjusted FCF and Net Income) above, and (2) the compensation actually paid to our CEO and non-CEO NEOs and the financial performance measures results set forth in the Pay Versus Performance Table above.

Note: The TSR values shown in the first chart below represent the value as of the end of each relevant calendar year of a hypothetical $100 investment in our common stock on December 31, 2019, assuming the reinvestment of dividends.

All numbers used in the charts above are taken directly from the Pay Versus Performance Table.

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PDC ENERGY, INC. - PROXY STATEMENT

CEO PAY RATIO

Pursuant to rules promulgated under the Dodd-Frank Act, the Company is required to disclose the ratio of its CEO’s annual total compensation to the Company’s median employee’s annual total compensation. Our internal review determined that the Great Western Acquisition warranted identification of a new median employee.

We identified the median employee based on estimated 2022 compensation reportable on Form W-2 for all employees (other than the CEO) as of December 31, 2022. For 2022, the CEO’s total annual compensation was $8,959,786 which amount differs from the amount reported in the Summary Compensation Table because it also includes perquisites with a value of less than $10,000 and certain other non-discriminatory benefits. The median employee’s total annual compensation was $163,457, resulting in a CEO pay ratio of 55:1.

Compensation data used to calculate the ratio is set forth below:

						Nonequity
			Stock		Options/	Incentive Plan	All Other	Total
	Salary	Bonus	Awards		SARs	Compensation	Compensation(2)	Compensation
Name	($)	($)	($)		($)	($)	($)	($)
Median Employee	$93,969	$12,150	$12,106	(1)	$—	$6,000	$39,232	$163,457
CEO	875,000	1,017,188	6,987,523		—	6,000	74,075	8,959,786
(1)	Represents the grant date fair value of RSUs, as computed in accordance with FASB ASC Topic 718.
(2)	Includes perquisites with a value of less than $10,000 and other non-discriminatory benefits not reported in the “Summary Compensation Table” set forth in this Proxy Statement.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2022:

	Number of Securities to		Securities Remaining
	be Issued Upon	Weighted-Average	Available for
	Exercise	Exercise Price of	Future Issuance
	of Outstanding Options	Outstanding Options	Under Equity
	and Rights(1)	and Rights	Compensation Plans(2)
Plan Category	(#)	($)	(#)
Equity compensation plans approved by security holders	99,609	$55.90	4,085,560
Equity compensation plans not approved by security holders	—	—	—
Total	99,609	$55.90	4,085,560
(1)	Includes 464,633 shares of common stock to be issued under outstanding PSUs based upon continuous employment and the maximum achievement of certain performance goals over a specified period as described in “Outstanding Equity Awards at Fiscal Year-End.” These shares have been excluded from the weighted average exercise price calculation.
(2)	The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon exercise of outstanding SARs and pursuant to RSUs subject to time vesting and PSUs subject to certain market-based performance goals over a specified period.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 29, 2023, by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock; (2) each Director of the Company; (3) each Named Executive Officer; and (4) all Directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. As of March 29, 2023, 87,684,367 shares of common stock of the Company were outstanding. Except as otherwise indicated, the address for each of the named security holders is c/o 1099 18th Street, Suite 1500, Denver, CO 80202.

	Number of		Percentage of
	Shares		Shares
	Beneficially		Beneficially
	Owned		Owned (1)
Name and Address of Beneficial Owner	(#)		(%)
5% or Greater Owners:
The Vanguard Group	9,293,638	(2)	10.6%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	8,500,293	(3)	9.7%
55 East 52nd Street
New York, NY 10055
FMR LLC	5,702,602	(4)	6.5%
245 Summer Street
Boston, MA 02210
Dimensional Fund Advisors LP	4,654,554	(5)	5.3%
6300 Bee Cave Road, Building One
Austin, TX 78746

Named Executive Officers:
Barton R. Brookman, Jr.	557,147	(6)	*
Lance A. Lauck	184,164	(7)	*
David J. Lillo	39,865	(8)	*
R. Scott Meyers	127,176	(9)	*
Nicole L. Martinet	57,755	(10)	*

Non-Employee Directors:
Pamela R. Butcher	4,787		*
Mark E. Ellis	46,529		*
Paul J. Korus	28,460		*
Lynn A. Peterson	233,167		*
Diana L. Sands	9,055		*
Carlos A. Sabater	7,126		*

All directors and executive officers as a group (12 persons)	1,298,436	(11)	1.5%
*	Represents less than 1% of the outstanding shares of common stock.
(1)	For each holder of stock awards or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 29, 2023, we treat the common stock underlying those securities as owned by

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that holder and as outstanding shares when we calculate that holder’s percentage ownership of our common stock. We do not treat that common stock as outstanding when we calculate the percentage ownership of any other holder.
(2)	As reported on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2023, The Vanguard Group is an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds shared voting power with respect to 60,384 shares, sole dispositive power as to 9,149,843 shares and shared dispositive power as to 143,795 shares as of December 30, 2022.
(3)	As reported on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 24, 2023, BlackRock, Inc. holds sole voting power as to 8,285,901 shares and sole dispositive power as to 8,500,293 shares as of December 31, 2022.
(4)	As reported on a Schedule 13G filed with the SEC by FMR LLC on February 9, 2023, FMR LLC is parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G) and holds sole voting power as to 5,682,114 shares and sole dispositive power as to 5,702,602 shares as of December 30, 2022. The Schedule 13G indicates that Ms. Abigail Johnson has sole power to dispose or direct the disposition of 5,702,602 shares. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
(5)	As reported on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 10, 2023, Dimensional Fund Advisors LP is an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds sole voting power as to 4,608,605 shares and sole dispositive power as to 4,654,554 shares as of December 30, 2022.
(6)	Excludes 72,488 RSUs subject to vesting greater than 60 days after March 29, 2023; includes 79,565 SARs exercisable within 60 days of March 29, 2023.
(7)	Excludes 35,904 RSUs subject to vesting greater than 60 days after March 29, 2023; includes 20,044 SARs exercisable within 60 days of March 29, 2023.
(8)	Excludes 23,986 RSUs subject to vesting greater than 60 days after March 29, 2023.
(9)	Excludes 37,734 RSUs subject to vesting greater than 60 days after March 29, 2023.
(10)	Excludes 25,077 RSUs subject to vesting greater than 60 days after March 29, 2023.
(11)	Excludes 206,538 RSUs subject to vesting greater than 60 days after March 29, 2023, and includes 99,609 SARs exercisable within 60 days of March 29, 2023.

Each SAR referenced in the footnotes above entitles the executive officer to receive the difference between the fair market value of a share of our common stock on the date of exercise and its value on the date of initial grant, which ranged from $39.63 to $74.57 for the SARs in the table, payable in shares only.

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PDC ENERGY, INC. - PROXY STATEMENT

SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and holders of more than 10% of the common stock are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. If requested, the Company assists its executive officers and Directors in complying with the reporting requirements of Section 16(a) of the Exchange Act.

Based solely on a review of the reports furnished to the Company or on written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended December 31, 2022, the Company’s executive officers and Directors and owners of more than 10% of the Company’s common stock timely filed all reports they were required to file under Section 16(a) of the Exchange Act.

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PDC ENERGY, INC. - PROXY STATEMENT

PROPOSAL NO. 3—RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 3. PROPERLY SUBMITTED PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and the Company is submitting the appointment of PwC to the stockholders for ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider its selection. A representative of PwC is expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services	2022	2021
Audit Fees(1)	$1,932,000	$1,544,000
Audit-Related Fees(2)	70,000	—
Tax Fees(3)	27,500	3,473
All Other Fees(4)	963	963
Total Fees	$2,030,463	$1,548,436

(1)   Audit Fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company’s annual consolidated financial statements and the report on management’s assessment of internal controls over financial reporting and the effectiveness of the Company’s internal controls over financial reporting, including reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including fees related to comfort letters and consents issued in conjunction with our securities offerings.

(2)   Audit-Related Fees consist of the aggregate fees billed for assurance and related services that are related to the performance of the audit or review of the Company’s annual consolidated financial statements and are not reported under “Audit Fees.”

(3)   Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the Company and its proportionately consolidated entities.

(4)   All Other Fees consist of aggregate fees billed for products and services other than services reported above.

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AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Sarbanes-Oxley Act of 2002 requires that all services provided to the Company by its independent registered public accounting firm be subject to pre-approval by the Audit Committee or authorized Audit Committee members. The Audit Committee has adopted policies and procedures for pre-approval of all audit services and non-audit services to be provided by the Company’s independent registered public accounting firm. Services necessary to conduct the annual audit must be pre-approved by the Audit Committee annually. Permissible non-audit services to be performed by the independent accountant may also be approved on an annual basis by the Audit Committee if they are of a recurring nature. Permissible non-audit services which are to be performed by the independent accountant and are not eligible for annual pre-approval must be pre-approved individually by the full Audit Committee or by an authorized Audit Committee member. Actual fees incurred for all services performed by the independent accountant will be reported to the Audit Committee after the services are fully performed. All the services described in “Principal Accountant Fees and Services” were approved by the Audit Committee pursuant to its pre-approval policies in effect at the time. The duties of the Audit Committee are described in the Audit Committee Charter, which can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.” The Company’s website materials are not incorporated by reference into this Proxy Statement.

The proposal to ratify the appointment of PwC will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company present or represented at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted as votes against this proposal. See “Information About Voting and the Meeting—How Proxies Work” for information on the effect of broker non-votes on this matter.

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PDC ENERGY, INC. - PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently comprised of three Directors and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of Rule 5605(a)(2) of the NASDAQ listing standards and other applicable standards. The duties of the Audit Committee are summarized in this Proxy Statement under “Standing Committees of the Board” and are more fully described in its charter, which can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.” The Company’s website materials are not incorporated by reference into this Proxy Statement.

Management is responsible for the Company’s internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

The Audit Committee held nine meetings during 2022.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2022 (the “Audited Financial Statements”) with the Company’s management and PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed by the applicable requirements of PCAOB. The Audit Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB and has discussed with PwC its independence from the Company. The Audit Committee has discussed with management and PwC such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended that the Board include the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Paul J. Korus, Chair Carlos A. Sabater Diana L. Sands AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

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Proposal No. 4—Advisory Vote on Frequency of Advisory Say-on-Pay Votes

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR “EVERY ONE YEAR” with respect to THIS PROPOSAL NO. 4. PROPERLY SUBMITTED PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the stockholders of the Company are entitled to cast an advisory vote at the Annual Meeting to determine how frequently they should consider and cast an advisory vote to approve the compensation of the Company’s Named Executive Officers.  The choices are: every one year, every two years, every three years, or abstain.

The Company has held an advisory vote to approve the compensation of the Company’s Named Executive Officers every year for the last six years.  The Company, the Compensation Committee, and the Board of Directors believe that holding an advisory vote of Named Executive Officer compensation allows our stockholders to provide direct input into our executive officer compensation philosophies.  Accordingly, the Company, the Compensation Committee and the Board of Directors believe that it is appropriate and in the best interest of the Company and the Company’s stockholders to cast an advisory vote on executive compensation annually.

The advisory vote on the frequency of future stockholder advisory votes on the Company’s executive compensation is not binding on the Board; however, the Board and the Compensation Committee will carefully consider the voting results.  The Company values the opinions of its stockholders and will consider the outcome of the vote when making its determination regarding how frequently this advisory vote will be held.  Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.  Abstentions and broker non-votes will not affect the outcome of this proposal.  If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote for a frequency of Every One Year for future advisory votes regarding executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY ONE YEAR WITH RESPECT TO THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.  PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.  THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ SPECIFICATIONS.

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PDC ENERGY, INC. - PROXY STATEMENT

ALL OTHER BUSINESS THAT MAY COME BEFORE THE
2023 ANNUAL MEETING

As of the date of this Proxy Statement, the Board is not aware of any matters to be brought before the Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the meeting in accordance with our Bylaws and SEC rules, it is the intention of the proxy holders named in the enclosed form of proxy card to vote in accordance with their discretion on such matters pursuant to such proxy card.

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STOCKHOLDER NOMINATIONS AND PROPOSALS

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Any proposal or nomination for Director that a stockholder wishes to include in the Company’s proxy statement for the 2024 annual meeting of stockholders must be received by the Company at its principal office on or prior to December 14, 2023, and must be submitted in compliance with SEC Rule 14a-8. Proposals should be addressed to:

Corporate Secretary

PDC Energy, Inc.

1099 18th Street, Suite 1500

Denver, CO 80202

ADVANCE NOTICE PROCEDURES UNDER THE COMPANY’S BYLAWS

Any proposal or nomination for Director that a stockholder wishes to propose for consideration at the 2024 annual meeting of stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Section 2.9(A)(2) of the Company’s Bylaws, which provides that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. The notice must contain certain information specified in the Bylaws and be delivered to the Corporate Secretary at the address set forth above not less than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the case of the 2024 annual meeting, the notice must be delivered between February 24, 2024, and March 5, 2024. However, the Bylaws also provide that if the meeting is held more than 30 days before the anniversary of the prior year’s annual meeting or 60 days after such anniversary, notice can generally be given not later than the tenth day following the day on which public announcement of the date of the annual meeting is first made by the Company.

Pursuant to SEC Rule 14a-4(c)(1), if our Corporate Secretary receives any stockholder proposal at the address listed above that is not timely under our Bylaws or after February 27, 2024, if the Bylaws deadline does not apply, the proxies designated by the Board will have discretionary authority to vote on such proposal.

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PDC ENERGY, INC. - PROXY STATEMENT

INFORMATION ABOUT VOTING AND THE MEETING

WHO MAY VOTE

Stockholders of PDC, as recorded in the Company’s stock register on the record date of March 29, 2023, may vote at the Annual Meeting. The outstanding voting securities of the Company as of March 29, 2023, consisted of 87,684,367 shares of common stock. Each share of common stock is entitled to one vote on each matter considered at the Annual Meeting.

HOW PROXIES WORK

The Board is asking for your proxy. Giving the Board your proxy means that you authorize our representatives to vote your shares at the Annual Meeting in the manner you direct. We will vote your shares as you specify. You may vote for, or withhold your vote from, any of the Director nominees. You may also vote for or against the other proposals, or abstain from voting. If your shares are held in your name with our transfer agent (which is sometimes referred to as being a “stockholder of record”), you can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope. If you provide a signed proxy card but do not specify how to vote, your shares will be voted (1) in favor of approval of each of the seven Director nominees named in this Proxy Statement; (2) to approve, on an advisory basis, the compensation of the Company’s NEOs; (3) in favor of the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and (4) to approve, on an advisory basis, the frequency of the advisory vote on executive compensation on an annual basis. If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.

If you hold shares through a broker, bank or other nominee, you will receive material from that firm asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. If the nominee does not receive voting instructions from you, it may vote only on proposals that are considered “routine” matters under applicable rules. A nominee’s inability to vote on some proposals because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.” The effect of broker non-votes, if any, may be different for each of the various proposals to be voted upon at the Annual Meeting. For a description of the effect of broker non-votes on each proposal, see “Votes Needed” below.

NOTICE AND ACCESS

We distribute our proxy materials to certain stockholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or before April 12, 2023, we mailed a Notice of Internet Availability of Proxy Materials to participating stockholders, containing instructions on how to access the proxy materials on the Internet to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice Regarding Internet Availability of Proxy Materials.

REVOKING A PROXY

If you are a stockholder of record, you may revoke your initial proxy vote before the Annual Meeting by:

●	Submitting a new signed proxy card with a later date;
●	Notifying PDC’s Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy card; or

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●	Appearing virtually at the Annual Meeting and voting virtually at the Annual Meeting. Merely attending the Annual Meeting will not result in the revocation of your proxy card.

If you hold your shares through a broker, bank or other nominee, you must follow their instructions to revoke your initial proxy vote or to otherwise vote at the Annual Meeting.

QUORUM

In order to carry on the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or during the virtual meeting. Treasury shares, which are shares owned by PDC itself, are not voted and do not count for this purpose. Abstentions and broker non-votes will count for quorum purposes.

VOTES NEEDED

The following table presents the voting requirements for electing the Director nominees and for approving the other proposals presented in this Proxy Statement.

PROPOSAL	VOTE REQUIRED TO ELECT OR APPROVE
Proposal No. 1
Election of Seven Director Nominees.

The seven Director nominees who receive the greatest number of votes will be elected Director for a one-year term ending in 2024. There is no cumulative voting for Directors. “Withhold” votes and broker non-votes will have no effect on the election of Directors.

Proposal No. 2
Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.

The affirmative vote of a majority of shares present or represented at the Annual Meeting is required for approval. Abstentions will be counted as votes against Proposal No. 2. Broker non-votes will have no effect on the vote on Proposal No. 2.

Proposal No. 3
Ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The affirmative vote of a majority of shares present or represented at the Annual Meeting is required for ratification. Abstentions will be counted as votes against Proposal No. 3. Because this is a "routine" matter, there should be no broker non-votes on Proposal No. 3.

Proposal No. 4
Approve, on an advisory basis, the frequency (every one, two or three years) of future advisory votes on the compensation of the Company’s Named Executive Officers.

The frequency option that receives the highest number of votes cast is the option that will be deemed approved by the stockholders.  Abstentions and broker non-votes will have no effect on Proposal No. 4.

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PDC ENERGY, INC. - PROXY STATEMENT

ATTENDING THE VIRTUAL MEETING & VOTING

Stockholders of record as of March 29, 2023, will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/PDCE2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 1:00 p.m. Mountain Time on Wednesday, May 24, 2023. Online check-in will begin at 12:45 p.m. Mountain Time, and you should allow approximately 15 minutes for the online check-in procedures.

Whether or not you plan to virtually attend the Annual Meeting and regardless of the number of shares that you own, please cast your vote, at your earliest convenience, as instructed in the proxy card. Your vote is very important. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting even if you are unable to virtually attend. You may submit your vote by the Internet, telephone, mail or by voting virtually at the meeting. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage, printing and proxy tabulation costs. We encourage all holders of record to vote in accordance with the instructions on the proxy card and/or voting instruction form prior to the Annual Meeting even if they plan on virtually attending the meeting. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the meeting should you decide to virtually attend.

CONDUCT OF THE MEETING

The Chairman and the Chief Executive Officer have broad authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for answering previously submitted questions prior to the Annual Meeting. In light of the need to conclude the Annual Meeting within a reasonable period of time, there can be no assurance that every question submitted by a stockholder prior to the Annual Meeting will be answered at the Annual Meeting.

SOLICITATION OF PROXIES

The Company will bear all costs related to the solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies by telephone and, to the extent necessary, other electronic communication and personal interviews, without additional compensation.

APPRAISAL RIGHTS

No action is proposed at the Annual Meeting for which the laws of the State of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

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CONTACT INFORMATION

If you need more information about the Annual Meeting, or if you wish to submit a question to be answered at the Annual Meeting, you may write to or call prior to the meeting:

Corporate Secretary

PDC Energy, Inc.

1099 18th Street, Suite 1500

Denver, CO 80202

(303) 860-5800

corpsecretary@pdce.com

For information about shares registered in your name, call PDC at (800) 624-3821. You are also invited to visit PDC’s website at www.pdce.com. The Company’s website materials are not incorporated by reference into this Proxy Statement.

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PDC ENERGY, INC. - PROXY STATEMENT

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our annual report and proxy statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written or oral request to us at our phone number or address appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors,

Barton R. Brookman

President and Chief Executive Officer

Dated: April 12, 2023

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED FREE OF CHARGE BY WRITING TO INVESTOR RELATIONS, PDC ENERGY, INC., 1099 18th Street, Suite 1500, Denver, CO 80202.

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APPENDIX A

NON-GAAP FINANCIAL MEASURES

The following table provides reconciliations of adjusted free cash flows and adjusted cash flows from operations (including per share) to their most comparable GAAP measures (in millions, except per share data):

ADJUSTED Free Cash Flows &
CASH FLOWS FROM OPERATIONS

	Twelve Months
	Ended
	December 31,
	2020	2021	2022
Adjusted free cash flows:
Net cash from operating activities	$870.1	$1,547.8	$2,772.3
Changes in assets and liabilities	51.5	(15.2)	(233.9)
Capital expenditures for development of crude oil and natural gas properties	(551.0)	(583.1)	(1,069.5)
Capital expenditures for midstream assets	—	—	(10.1)
Change in accounts payable related to capital expenditures for oil and gas development activities and midstream assets	28.7	(0.5)	(38.2)
Adjusted free cash flow	$399.3	$949.0	$1,420.6

Adjusted cash flows from operations:
Net cash from operating activities	$870.1	$1,547.8	$2,772.3
Changes in assets and liabilities	51.5	(15.2)	(233.9)
Adjusted cash flows from operations	$921.6	$1,532.6	$2,538.4
Adjusted cash flows from operations, per share, diluted	$9.34	$15.30	$26.39

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V08710-P90099 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. PDC ENERGY, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P O BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 23, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PDCE2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. PDC ENERGY, INC. Nominees: 05) Lynn A. Peterson 06) Carlos A. Sabater 07) Diana L. Sands 01) Barton R. Brookman 02) Pamela R. Butcher 03) Mark E. Ellis 04) Paul J. Korus 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors recommends you vote 1 YEAR on the following proposal: 4. To approve, on an advisory basis, the frequency (every one, two or three years) of future advisory votes on the compensation of the Company's Named Executive Officers. 2. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. NOTE: To transact any other business that may properly come before the meeting and at any and all adjournments or postponements thereof. 1. Elect seven Directors nominated by the Board, each for a term of one year. The Board of Directors recommends you vote FOR proposals 1 through 3. ! ! ! ! 1 Year 2 Years 3 Years Abstain

V08711-P90099 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. PDC ENERGY, INC. Annual Meeting of Stockholders May 24, 2023 1:00 PM MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) R. Scott Meyers and Nicole L. Martinet, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) him or her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PDC ENERGY, INC. that the stockholder(s) is/are entitled to vote at the Virtual Annual Meeting of Stockholders to be held at 1:00 PM, MDT on May 24, 2023, at www.virtualshareholdermeeting.com/PDCE2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side